                                                                      EXHIBIT 2



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                            STOCK PURCHASE AGREEMENT


                           DATED AS OF JUNE 10, 1998

                                  BY AND AMONG

                            CONSO PRODUCTS COMPANY,

                        SIMPLICITY CAPITAL CORPORATION,

                THE SELLERS LISTED ON SCHEDULES I AND II HERETO,

                 J. DOUGLAS SMITH, AS SELLERS' REPRESENTATIVE,

                                      AND

                        LOUIS R. MORRIS, AS ESCROW AGENT



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


                               TABLE OF CONTENTS


ARTICLE I   DEFINITIONS AND CONSTRUCTION...........................................................................10
1.1.        Definitions............................................................................................10
1.2.        Construction...........................................................................................15


ARTICLE II  PURCHASE AND SALE OF SHARES AND RELATED TRANSACTIONS...................................................15
2.1.        Sale of Shares and Redemption, Cancellation and Discharge of Other
            Securities and Claims..................................................................................15
2.2.        Transaction Consideration..............................................................................16
2.3.        Manner of Payment; Appointment of Sellers' Representative..............................................16
2.4.        The Closing............................................................................................17
2.5.        Deliveries at the Closing..............................................................................17
2.6.        Escrowed Expense Fund..................................................................................20


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................22
3.1.        Capitalization; Ownership Of Shares....................................................................22
3.2.        Subsidiaries...........................................................................................22
3.3.        Organization...........................................................................................23
3.4.        Corporate Power and Authority; No Violations...........................................................23
3.5.        Financial Statements...................................................................................24
3.6.        Absence of Certain Changes or Events...................................................................24
3.7.        Title to Assets........................................................................................25
3.8.        Intellectual Property..................................................................................25
3.9.        Contracts..............................................................................................25
3.10.       Litigation and Other Loss Contingencies................................................................26
3.11.       Compliance With Laws...................................................................................27
3.12.       Environmental Matters..................................................................................27
3.13.       Employee Benefit Plans and Other Employee Matters......................................................27
3.14.       Consents...............................................................................................28
3.15.       Taxes..................................................................................................28
3.16.       Affiliated Transactions................................................................................29
3.17.       Real Property..........................................................................................29
3.18.       Broker's Fees..........................................................................................30
3.19.       Adequacy of Assets.....................................................................................30
3.20.       Investigations.........................................................................................31
3.21.       No Improper Payments...................................................................................31
3.22.       Labor Organizations....................................................................................31
3.23.       Insurance..............................................................................................31
3.24.       Year 2000 Issues.......................................................................................31
3.25.       Predecessors...........................................................................................31
3.26.       Hart-Scott-Rodino Nonapplicability.....................................................................32
3.27.       Disclaimer of Implied Warranties.......................................................................32

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BUYER............................................................32
4.1.        Organization...........................................................................................32
4.2.        Corporate Power and Authority; No Violations...........................................................32
4.3.        Brokers' Fees..........................................................................................33
4.4.        Litigation.............................................................................................33
4.5.        Consents...............................................................................................33
4.6.        Purchase for Investment................................................................................33
4.7.        Availability of Funds..................................................................................33
4.8.        Hart-Scott-Rodino Nonapplicability.....................................................................33


ARTICLE V   COVENANTS OF THE PARTIES...............................................................................33
5.1.        Efforts................................................................................................33
5.2.        Conduct of Business....................................................................................34
5.3.        Access.................................................................................................35
5.4.        No Solicitation........................................................................................36
5.5.        Books and Records......................................................................................36
5.6.        Litigation Support.....................................................................................36
5.7.        Interference...........................................................................................36
5.8.        Subsequent Disclosures by Company......................................................................37
5.9.        Certain Disclosures....................................................................................37
5.10.       Directors and Officers Liability Insurance.............................................................37
5.11.       No Transfers Prior to Closing..........................................................................38
5.12.       Certain Tax Matters....................................................................................38


ARTICLE VI  CONDITIONS TO THE BUYER'S OBLIGATIONS..................................................................42
6.1.        Representations, Warranties and Covenants of the Sellers and the Company...............................42
6.2.        No Prohibition.........................................................................................42
6.3.        Third Party Consents...................................................................................42
6.4.        Governmental Consents..................................................................................42
6.5.        Closing Deliveries.....................................................................................43
6.6.        Financing..............................................................................................43
6.7.        Indebtedness...........................................................................................43
6.8.        Change of Nominee......................................................................................43
6.9.        Exemption from "Parachute Payment" Treatment...........................................................43


ARTICLE VII CONDITIONS TO THE COMPANY'S AND THE SELLERS'
OBLIGATIONS........................................................................................................43

7.1.       Representations, Warranties and Covenants of the Buyer..................................................43
7.2.       No Prohibition..........................................................................................44
7.3.       Governmental Consents...................................................................................44
7.4.       Closing Deliveries......................................................................................44
7.5.       Special Bonus Trust.....................................................................................44

ARTICLE VIII TERMINATION PRIOR TO CLOSING..........................................................................44
8.1.         Termination...........................................................................................44
8.2.         Effect of Termination.................................................................................44


ARTICLE IX   LIABILITIES OF SELLERS AFTER CLOSING..................................................................45
9.1.         Survival of Representations and Warranties............................................................45
9.2          Several Representations of Sellers....................................................................45
9.3.         Several Indemnity by Each Seller......................................................................47
9.4.         Pro Rata Indemnity for Retained Expenses by All Sellers...............................................48
9.5.         Termination of Stockholders' Agreement................................................................48


ARTICLE X    MISCELLANEOUS.........................................................................................48
10.1.        Entire Agreement......................................................................................48
10.2.        Successors and Assigns................................................................................48
10.3.        Modification and Waiver...............................................................................48
10.4.        Expenses..............................................................................................48
10.5.        Notices...............................................................................................49
10.6.        Governing Law.........................................................................................50
10.7.        Arbitration...........................................................................................50
10.8.        Public Announcements..................................................................................50
10.9.        Counterparts..........................................................................................51

SCHEDULE I             NAMES OF SELLERS AND NUMBERS OF SHARES OWNED
SCHEDULE II            OTHER SECURITIES AND CLAIMS
SCHEDULE III           ALLOCATION OF NET TRANSACTION CONSIDERATION
SCHEDULE IV            CERTAIN OTHER ALLOCATION INFORMATION
EXHIBIT 2.5(A)(II)     FORM OF SELLER RELEASE
EXHIBIT 2.5(B)(IV)(A)  FORM OF OPINION OF KIRKLAND & ELLIS
EXHIBIT 2.5(B)(IV)(B)  APPROVED FORM OR FORMS OF OPINION OF OTHER SELLERS' COUNSEL
EXHIBIT 2.5(B)(IV)(C)  FORM OF SELLER INDEMNITY AGREEMENT
EXHIBIT 2.5(B)(IV)(D)  FORM OF OPINION OF AUSTRALIAN COUNSEL
EXHIBIT 2.5(C)(V)      FORM OF OPINION OF KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
EXHIBIT 5.12(G)        FORM OF SPECIAL BONUS TRUST AGREEMENT
EXHIBIT 5.12(H)        EXAMPLE OF CALCULATION OF SPECIAL BONUS

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 10, 1998, is made by and among Simplicity Capital Corporation, a Delaware corporation (the "Company"), the persons whose names are set forth on Schedules I and II hereto (each, a "Seller" and collectively, the "Sellers"), Conso Products Company, a South Carolina corporation (the "Buyer"), J. Douglas Smith, as Sellers' Representative, and Louis R. Morris, as Escrow Agent.

                                    RECITALS

         WHEREAS, the Sellers constitute the beneficial and record owners of all of the issued and outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Shares") as set forth on Schedule I hereto and the record and beneficial owners of all of the Other Securities and Claims (hereinafter defined) as set forth on Schedule II hereto; and

         WHEREAS, the Buyer wishes to acquire the Company and, to effect such acquisition, the Sellers wish to sell to the Buyer and the Buyer wishes to purchase from the Sellers the Shares and provide the funds for the redemption, cancellation and discharge of all of the Other Securities and Claims upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms, when used in this Agreement, shall have the following meanings:

         "Affiliate" means, as to any person, any other person directly or indirectly controlling, controlled by or under common control with that person.

         "Agreement" has the meaning set forth in the preface hereof.

         "Balance Sheet" has the meaning set forth in Section 3.5 hereof.

         "Balance Sheet Date" has the meaning set forth in Section 3.5 hereof.

         "Bank Commitment" has the meaning set forth in Section 4.7 hereof.

         "Benefit Plan" has the meaning set forth in Section 3.13 (a) hereof.

         "Buyer" has the meaning set forth in the preface hereof.

         "Certificate of Seller Expenses" has the meaning set forth in Section 2.5(b)(vi) hereof.



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

         "Class A Preferred Stock" has the meaning set forth in Section 3.1 hereof.

         "Class B Preferred Stock" has the meaning set forth in Section 3.1 hereof.

         "Closing" has the meaning set forth in Section 2.4 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" has the meaning set forth in Section 3.1 hereof.

         "Company" has the meaning set forth in the preface hereof.

         "Company Material Adverse Effect" has the meaning set forth in Section
3.3 hereof.

         "Confidentiality Agreement" has the meaning set forth in Section 5.3 hereof.

         "Contracts" has the meaning set forth in Section 3.9(a) hereof.

         "Defaulting Party" has the meaning set forth in Section 8.2 hereof.

         "Disclosure Schedule" means the written document so designated, dated the date of this Agreement, stating that it is the "Disclosure Schedule" referred to in this Agreement, authenticated by the Company by its execution thereof, and delivered to and received by the Buyer at or prior to the time of its execution and delivery of this Agreement as evidenced by its acknowledgement to such effect and its execution thereof for such purpose.

         "Environmental Laws" mean all federal, state, local and foreign statutes, regulations, ordinances and similar requirements of any Governmental Entity having the force and effect of law concerning the pollution or protection of the environment and human health, including without limitation the federal Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the Emergency Planning and Community Right To-Know Act of 1986, and their state, local and foreign counterparts.

         "Environmental Lien" means a Lien, either recorded or unrecorded, in favor of any Governmental Entity, arising under any Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Louis R. Morris or his successor as such Escrow Agent. If the Escrow Agent shall resign, die, or otherwise become incapable of or cease acting as such, then a successor Escrow Agent shall be appointed by the mutual written agreement of the Seller's Representative and the Buyer, and if such appointment shall not be made within ten days after such vacancy occurs, either the Seller's Representative or the Buyer may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

         "Escrowed Expense Claim" has the meaning set forth in Section 2.6(c) hereof.



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

         "Escrowed Expense Fund" has the meaning set forth in Section 2.6(a) hereof.

         "Financial Statements" has the meaning set forth in Section 3.5 hereof.

         "GAAP" means United States generally accepted accounting principles as in effect for the period for which it is referred to herein.

         "Governmental Entity" means any governmental authority or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such governmental authority or political subdivision, or any other judicial, administrative or regulatory body.

         "Indebtedness" of any person at any date means without duplication (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services which, in accordance with GAAP, would be required to be shown as a liability on the face of a balance sheet of such person on such date (other than trade liabilities and accrued expenses, in each case to the extent incurred in the ordinary course of business and payable on a current basis in accordance with customary practices), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such person under capitalized lease obligations, (d) any such indebtedness or obligations of another person that is secured by a Lien on any of the property of such person, (e) any guaranty by such person of any such indebtedness or obligations of another person, or similar obligation to stand good for the indebtedness or other obligations of another person, and (f) any obligation of such person to redeem or repurchase any of the outstanding capital stock of such person or of a subsidiary of such person.

         "Intellectual Property" has the meaning set forth in Section 3.8 hereof.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" means: with respect to any Seller, the actual knowledge of such Seller (or, if such Seller is an entity, the actual knowledge of any officer or management level employee of such Seller who has any responsibility for such Seller's interests in the Company); with respect to the Company, the actual knowledge of any officer or management level employee of the Company; and, with respect to the Buyer, the actual knowledge of any officer or management level employee of the Buyer.

         "Leased Real Property" has the meaning set forth in Section 3.17(b) hereof.

         "Leases" has the meaning set forth in Section 3.17(b) hereof.

         "Letter of Credit Obligations" means the obligations of the Company or its Subsidiaries to reimburse PNC for drawings made under the letters of credit outstanding on the date hereof in the aggregate amount of $2,500,000 described in Section 6.7 of the Disclosure Schedule issued under that certain Credit Agreement dated September 10, 1990, among the Company, Simplicity Holdings, Inc., Simplicity Pattern Co., Inc., PNC (as successor to Midlantic Bank, N.A.) and Mellon Bank, N.A. (as successor to Meritor Savings Bank) as lenders, and PNC, as agent, as amended by (i) Waiver Agreement and Amendment dated August 11, 1992; (ii) Letter Agreement dated March 23, 1993; (iii) Second Amendment to the Credit Agreement dated as of July 15, 1996; (iv) Fourth Amendment to Credit Agreement dated July 15, 1996; and (v) Fifth Amendment to Credit Agreement dated as of February 27, 1998, and the Liens securing such obligations.

         "Liens" means liens, mortgages, security interests, pledges, charges and other encumbrances and adverse claims. In the case of capital stock or other equity securities, "Liens" also include, without limitation, any transfer or voting restrictions or requirements.

         "Litigation" has the meaning set forth in Section 3.10 hereof.

         "Net Transaction Consideration" has the meaning set forth in Section
2.2 hereof.

         "Other Securities and Claims" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Senior Subordinated Notes Due 2000 of the Company, the Junior Subordinated Notes Due 2000 of the Company, all rights of participants in the Company's Management Benefit Plan to "Benefits" thereunder (other than "Benefits" paid prior to the Balance Sheet
Date), all other rights, securities and claims of the parties to the Transaction Agreement and their respective successors and assigns to any "Transaction Consideration" (as defined in the Transaction Agreement), and all other rights and claims of the Sellers against the Company or its Subsidiaries arising out of their ownership or prior ownership of any securities or Indebtedness of the Company or its Subsidiaries, other than their ownership of the Shares, or arising out of their being parties to (or the successors or assigns of parties to) the Transaction Agreement, the Transaction-in-Bankruptcy Agreement or the Stockholders' Agreement; but excluding from the definition of "Other Securities and Claims" (i) the rights of the Sellers, as parties to the Transaction Agreement (or their successors and assigns), to receive from the Sellers' Representative the Net Transaction Consideration remitted to such Sellers' Representative hereunder (including any of the Escrowed Expense Fund remitted to such Seller's Representative) for distribution to the Sellers in accordance with the terms of the Transaction Agreement and (ii) the Letter of Credit Obligations.

         "Owned Real Property" has the meaning set forth in Section 3.17(a) hereof.

         "Permits" has the meaning set forth in Section 3.11 hereof.

         "Permitted Liens" means (i) Liens for Taxes or other governmental charges or levies (a) which are not delinquent, or (b) which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books of the person whose property is subject to such Liens, (ii) mechanic's, worker's, materialmen's and other like Liens for payments (x) which are not delinquent, or (y) which are being contested in good faithand by appropriate proceedings and for which adequate reserves have been established on the books of the person whose property is subject to such liens, and (iii) Liens in amounts not material to the Company arising and subject to being discharged in the ordinary course of business and not incurred in connection with Indebtedness; provided, that in the case of any such Liens, such Liens do not have a Company Material Adverse Effect or impair in any material respect the beneficial ownership, use and enjoyment of any material property to which such

Liens attach or the use of such property by the Company and the Subsidiaries in the conduct of their respective businesses as currently conducted.

         "Person" or "person" means any individual, firm, corporation, association, unincorporated organization, joint stock company, general, limited or limited liability partnership, limited liability company, trust, joint venture, Governmental Entity or other entity, or any group of the foregoing acting in concert.

         "PNC" means PNC Bank, National Association.

         "Real Property" has the meaning set forth in Section 3.17(b) hereof.

         "Required Consents" has the meaning set forth in Section 6.3 hereof.

         "Required Government Consents" has the meaning set forth in Section
6.4 hereof.

         "Retained Seller Expenses" has the meaning set forth in Section 2.2 hereof.

         "Returns" has the meaning set forth in Section 3.15(a) hereof.

         "Seller" and "Sellers" have the meaning set forth in the preface hereof.

         "Seller Expenses" has the meaning set forth in Section 10.4 hereof.

         "Sellers' Representative" shall mean J. Douglas Smith, or if he shall resign, die, or otherwise become incapable of or cease acting as such, then a successor Sellers' Representative shall be appointed by Sellers entitled to a majority of the Net Transaction Consideration to be paid to the Sellers as set forth on Schedule III hereto, and upon such appointment such successor shall be, and succeed to all of the rights, powers and duties of, the Sellers' Representative.

         "Shares" has the meaning set forth in the recitals hereof.

         "Stockholders' Agreement" means that certain Stockholders' Agreement dated as of September 10, 1990 among the Company and its stockholders party thereto, as such Stockholders' Agreement is in effect at the time relevant to the reference thereto.

         "Subsidiary" means any person with respect to which the Company, directly or indirectly through another Subsidiary, owns a majority of the common stock or other equity interests or has the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or comparable management authority.

         "Substance" has the meaning set forth in Section 3.17(d) hereof.

         "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, real or personal property, sales, use, service, value added, license, net worth, transfer and recording taxes, gross receipts, fees and charges, imposed by any taxing authority or any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Transaction Agreement" means that certain Transaction Agreement dated as of September 10, 1990 by and among the Company, Simplicity Holdings, Inc., Simplicity Pattern Co., Inc., Mellon Bank, N.A. (as successor to Meritor Savings Bank), PNC (as successor to Midlantic National Bank), the holders of the Company's Senior Subordinated Notes due 2000, the holders of the Company's Junior Subordinated Notes due 2000, the Guarantors listed therein, the Stockholders listed therein, and the Chief Executive Officer of the Company acting as representative of the Company's Management Benefit Plan and the participants therein, as such Transaction Agreement is in effect at the time relevant to the reference thereto.

         "Transaction-in-Bankruptcy Agreement" means that certain Transaction-in-Bankruptcy Agreement dated as of September 10, 1990 by and among the Company, Simplicity Holdings, Inc., Simplicity Pattern Co., Inc., Mellon Bank, N.A. (as successor to Meritor Savings Bank), PNC (as successor to Midlantic National Bank), the holders of the Company's Senior Subordinated Notes due 2000, the holders of the Company's Junior Subordinated Notes due 2000, the Guarantors listed therein, the Stockholders listed therein, and the Chief Executive Officer of the Company acting as representative of the Company's Management Benefit Plan and the participants therein, as such Transaction-in-Bankruptcy Agreement is in effect at the time relevant to the reference thereto.

         "Transaction Consideration" has the meaning set forth in Section 2.2 hereof.

         1.2. CONSTRUCTION. The table of contents and the section headings and subheadings in this Agreement have been inserted for convenience of reference only and shall be ignored in any construction of the provisions hereof. Unless the context requires a contrary meaning, whenever used in this Agreement a pronoun in any gender shall include the remaining genders; the singular shall include the plural and the plural the singular; the word "any" shall mean one or more or all; the word "herein" shall refer to this Agreement as a whole; and the word "including" shall mean "including without limitation." All accounting terms used herein and not otherwise defined herein shall have the meanings ascribed to them under GAAP.

                                   ARTICLE II

              PURCHASE AND SALE OF SHARES AND RELATED TRANSACTIONS

         2.1. SALE OF SHARES AND REDEMPTION, CANCELLATION AND DISCHARGE OF OTHER SECURITIES AND CLAIMS. At the Closing, subject to the terms and conditions set forth in this Agreement, each of the Sellers will sell, assign, transfer and deliver to the Buyer such Seller's Shares, free and clear of all Liens, other than transfer restrictions imposed on the Buyer by federal and state securities laws, and will take all action on their part required for the full redemption, cancellation and discharge, as applicable, of their respective Other Securities and Claims, so that after the Closing the Buyer will be the record and beneficial owner of all of the Shares and the Other Securities and Claims will have been redeemed, cancelled and discharged, as applicable, and shall no longer exist.

         2.2. TRANSACTION CONSIDERATION. At the Closing, the Buyer shall pay or cause to be paid to or for the benefit of the Sellers, as provided herein, for all of the Shares, and for the full redemption, cancellation and discharge of all of the Other Securities and Claims, the aggregate sum of Thirty Three Million Dollars ($33,000,000.00) (the "Transaction Consideration"). There shall be credited against the Transaction Consideration payable at the Closing the aggregate amount of any and all Seller Expenses that have been incurred by the Company, the Subsidiaries or the Sellers and either have been paid by the Company or any Subsidiary and not reimbursed by the Sellers or have become liabilities of the Company or any Subsidiary (the "Retained Seller Expenses"); provided, that the Retained Seller Expenses shall not include any Seller Expenses that were paid by the Company and its Subsidiaries on or before April 30, 1998 unless, and except to the extent that, such Seller Expenses paid on or before April 30, 1998 are set forth on Section
10.4 of the Disclosure Schedule. The excess of the Transaction Consideration over the Retained Seller Expenses is referred to herein as the "Net Transaction Consideration." The obligation of the Buyer to purchase and pay for the Shares tendered at Closing by any Seller is subject, inter alia, to the conditions that all of the Shares held by all Sellers be duly tendered, delivered and available for purchase and that all of the Other Securities and Claims of all Sellers be redeemed, cancelled or discharged, as applicable, the Buyer having no obligation hereunder to purchase less than all of the Shares or to purchase any of the Shares without the Other Securities and Claims having been redeemed, cancelled and discharged contemporaneously therewith for no consideration other than the Transaction Consideration received by the Sellers with respect thereto.

        2.3. MANNER OF PAYMENT; APPOINTMENT OF SELLERS' REPRESENTATIVE. Subject to withholding for taxes in accordance with Section 5.12 hereof, the aggregate Net Transaction Consideration (as determined at the time of the Closing based upon the Certificate of Retained Seller Expenses delivered at the Closing) shall be paid by the Buyer at the Closing (a) by payment to the Escrow Agent in immediately available funds of the sum of $100,000 as the Escrowed Expense Fund, to be held and disbursed by the Escrow Agent in accordance with
Section 2.6, and (b) by wire transfer of the balance of the Net Transaction Consideration (as so determined at the time of the Closing) in immediately available funds to a single bank account specified at least one day prior to the Closing by the Sellers' Representative. As provided in Section 5.12 hereof, and notwithstanding any contrary provision, payment of the Net Transaction Consideration shall be subject to withholding for taxes; at the Closing, the portion of the Net Transaction Consideration to be withheld in accordance with
Section 5.12 shall be remitted to the Company for such withholding, but the portion so withheld shall nevertheless be deemed, for purposes of this Agreement, to have been paid to the Sellers' Representative for the benefit of the respective Sellers for whose accounts such withholding is made. By his, her or its execution hereof, each of the Sellers other than such Sellers' Representative hereby appoints the Sellers' Representative as such Seller's agent and attorney-in-fact to receive and accept at the Closing, on behalf of such Seller, the portion of the Net Transaction Consideration to which such Seller is entitled with respect to such Seller's Shares and Other Securities and Claims in accordance with Schedule III hereto, and all other documents to be delivered to such Seller at the Closing hereunder, and to deliver at the Closing such Seller's certificates for the Shares and instruments of transfer in accordance with Section 2.4 and all other documents to be delivered by or on behalf of such Seller at the Closing, and to take all other actions on behalf of each Seller as are provided herein to be taken by the Sellers' Representative. The Sellers' Representative, by his execution hereof, accepts such appointment and agrees that promptly after the Closing he will remit such payment to the other Sellers entitled thereto, in accordance with Schedule III hereto, by check mailed to such respective Sellers at their addresses set forth on the Company's records, or by wire transfer to such respective accounts as such Sellers may specify to the Sellers' Representative in writing at least one day prior to the Closing. Payment of such aggregate amount of the Net Transaction Consideration by the Buyer to the Escrow Agent, as such, and to the Sellers' Representative, as such agent, shall constitute a full acquittance of the Buyer with respect thereto, and the Buyer shall have no obligation to see to the application of such payment by the Escrow Agent or the Sellers' Representative; and upon such payment to the Escrow Agent and the Sellers' Representative, as between the Buyer and the Company and its Subsidiaries, on the one hand, and the Sellers, on the other hand, the purchase price for all of the Shares shall be deemed paid in full and the consideration payable to the Sellers with respect to the Other Securities and Claims shall be deemed paid in full and the Other Securities and Claims shall be deemed fully redeemed, cancelled and discharged, as the case may be, and the Sellers shall look only to the Escrow Agent and the Sellers' Representative for the respective portions of the aggregate Transaction Consideration to which they are entitled under the Transaction Agreement or otherwise. Each Seller's appointment of the Sellers' Representative as such Seller's agent and attorney-in-fact is coupled with an interest and shall be irrevocable, notwithstanding any incompetence or other incapacity of such Seller, prior to the earlier of (x) the termination of this Agreement or (y) the completion of the Closing, the disbursement of all of the Escrowed Expense Fund, and the Seller's receipt of the portion of the Transaction Consideration to which such Seller is entitled. The Sellers' Representative shall incur no liability to the Sellers for any action taken by him, or any omission to take any action, in good faith in accordance with the Transaction Agreement or this Agreement, and shall be indemnified by the Sellers from and against any loss, liability, cost or expense (including reasonable attorneys' fees) incurred by the Sellers' Representative in the performance of his duties as such in the absence of bad faith or willful misconduct on the part of the Sellers' Representative.

         2.4. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kennedy Covington Lobdell & Hickman, LLP, NationsBank Corporate Center, Suite 4200, Charlotte, North Carolina, on June 19, 1998, commencing at 10:00 a.m. local time, or at such other date, place or time as the parties may agree. If all of the conditions to the respective parties' obligations to effect the Closing have not been met or waived by such date but are reasonably expected to be met or waived by a later date (but not later than June 26, 1998) and an extension of the date of Closing to a date not later than June 26, 1998 is requested by a party in good faith to allow sufficient time for such conditions to be met, and the requesting party is not then in material breach of this Agreement and has proceeded in good faith and with due diligence to effect the Closing as soon as practicable, then the other parties shall agree to such extension.

         2.5.     DELIVERIES AT THE CLOSING. At the Closing:

                 (a) Each Seller will deliver or cause to be delivered to the Buyer:

                         (i)     certificates evidencing all of such Seller's
Shares, together with such stock powers, endorsements and assurances (including signature guarantees) as will entitle the Buyer to immediate registration of transfer of such Shares in its name and as will convey such Shares to the Buyer free and clear of all Liens (other than transfer restrictions imposed on the Buyer by applicable federal and state securities laws); and delivery of such certificates by or on behalf of such Seller shall constitute such Seller's confirmation that all representations and warranties of such Seller set forth in this Agreement are true and correct in all material respects as of the time of the Closing as though expressly made at such time, and that all covenants and agreements to be performed by such Seller at or prior to the Closing have been duly performed;

                           (ii)     such certificates, notes, releases,
instruments of surrender or cancellation, stock powers, endorsements and assurances as the Buyer may reasonably request to establish that, upon payment of the Net Transaction Consideration as provided in Section 2.3, the Other Securities and Claims will have been fully redeemed, cancelled and discharged, as the case may be, and will no longer exist and that such Seller will have no further rights with respect thereto, including a release in substantially the form attached hereto as Exhibit 2.5(a)(ii).

                           (iii)    such other and further certificates,
assurances and documents as the Buyer may reasonably request in order to evidence the accuracy of such Seller's representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to the Buyer's obligations.

                  (b) The Company will deliver or cause to be delivered to the Buyer:

                           (i)      a copy of resolutions of the board of
directors of the Company and of the Sellers as the shareholders of the Company, authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified as of the date of the Closing by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           (ii)     a certificate of the Secretary of the
Company certifying as of the date of the Closing as to the incumbency of the officers of the Company and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Company;

                           (iii)   certificates, dated within five days of the
Closing in the case of the Company and the United States Subsidiaries, and dated within 30 days of the Closing in the case of non-United States Subsidiaries, of the Secretary of State or other comparable officer of each jurisdiction in which the Company and each Subsidiary is incorporated or organized, establishing that the Company and each Subsidiary is in existence and otherwise is in good standing to transact business in such jurisdiction; provided, that in the case of the non-United States subsidiaries, only such certificates or equivalent proofs that are commercially reasonable and customary shall be required to be delivered;

                           (iv)    (A) an opinion of Kirkland & Ellis, dated as
of the date of the Closing, substantially in the form attached hereto as
Exhibit 2.5(b)(iv)(A) (the "K&E Opinion"); (B) an opinion or opinions of counsel to each Seller who is not a "Covered Seller" (as defined in the K&E Opinion), dated as of the date of the Closing and reasonably satisfactory to the Buyer, as to the matters set forth in paragraphs 8 and 10 of the K&E Opinion with respect to each such other Seller (it being agreed that the form or forms of such opinion attached hereto as Exhibit 2.5(b)(iv)(B) is or are satisfactory as to form); (C) either (I) an opinion of counsel to the Company, dated as of the date of the Closing and reasonably satisfactory to the Buyer, to the effect that the Company and the "Covered Subsidiaries" (as defined in the K&E Opinion) are duly organized and that the Shares have been duly and validly issued and are fully paid and nonassessable, or (II) an Indemnity Agreement from each Seller in the form of
Exhibit 2.5(b)(iv)(C) hereto; and (D) an opinion or opinions of Australian counsel to the Company, dated as of the date of the Closing, substantially in the form or forms attached hereto as Exhibit 2.5(b)(iv)(D), with respect to the Company's Australian Subsidiaries;

                           (v)      a certificate, dated as of the date of the
Closing, of the President and the Chief Financial Officer of the Company on behalf of the Company, to the effect that all representations and warranties as to the Company set forth in this Agreement are true and correct in all material respects as of the time of the Closing as though expressly made at such time, and that all covenants and agreements to be performed by the Company at or prior to the Closing have been duly performed in all material respects;

                           (vi)     a certificate of the Company and the
Sellers' Representative setting forth in reasonable detail the nature and amounts of all known Seller Expenses that are either Retained Seller Expenses (including the name and address of each person to whom such Retained Seller Expenses were paid (if paid by the Company or any Subsidiary at or prior to the Closing and not reimbursed by the Sellers) or to whom such Retained Seller Expenses will be owed by the Company or any Subsidiary (if incurred by the Company or any Subsidiary and not yet paid)) or are Seller Expenses that will be paid by the Sellers out of the Net Transaction Consideration (the "Certificate of Seller Expenses"), together with such confirmations from the payees of such Seller Expenses as to the amounts thereof as the Buyer may reasonably request to confirm the information in such certificate; provided, that such Certificate of Seller Expenses and accompanying documentation shall be delivered to the Buyer no later than the day before the Closing, and a draft thereof shall be delivered to the Buyer, in accordance with Section 10.4, at least five days prior to the Closing;

                           (vii)    written confirmation by the Company's
accountants, Arthur Andersen LLP, that such firm will consent to the use of its reports on the Financial Statements in filings by the Buyer under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in which the inclusion of such reports and such consent is required; and

                           (viii)   such other and further certificates,
assurances and documents as the Buyer may reasonably request in order to evidence the accuracy of the Company's representations and warranties, the performance of their covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to the Buyer's obligations.

                  (c) The Buyer will deliver or cause to be delivered to the Sellers' Representative:

                           (i)      the Net Transaction Consideration (other
than the portion thereof to be remitted to the Escrow Agent, which shall be so remitted), in the manner and amount as set forth in Sections 2.2 and 2.3;

                           (ii)     a copy of  resolutions of the board of
directors of the Buyer authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified as of the date of Closing by the Secretary of the Buyer as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           (iii)    a certificate of the Secretary of the Buyer
dated as of the date of the Closing certifying as to the incumbency of the officers of the Buyer and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Buyer;

                           (iv)     a certificate, dated within five days of
the Closing, of the Secretary of State of South Carolina establishing that the Buyer is in existence and otherwise is in good standing to transact business in its state of incorporation;

                           (v)      an opinion of Kennedy Covington Lobdell &
Hickman, L.L.P, dated as of the date of the Closing, substantially in the form attached hereto as Exhibit 2.5(c)(v);

                           (vi)     a certificate, dated as of the date of the
Closing, of the Chairman of the Buyer on behalf of the Buyer, to the effect that all representations and warranties of the Buyer set forth in this Agreement are true and correct in all material respects as of the time of the Closing as though expressly made at such time, and that all covenants and agreements to be performed by the Buyer at or prior to the Closing have been duly performed; and

                           (vii)    such other and further certificates,
assurances and documents as the Company or the Sellers' Representative may reasonably request in order to evidence the accuracy of the Buyer's representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to obligations of the Sellers.

         2.6. ESCROWED EXPENSE FUND. To provide for the payment of any Retained Seller Expenses that are not known at the time of the Closing and are therefore not shown on the Certificate of Seller Expenses and not withheld from and credited against the Transaction Consideration, at the Closing the sum of $100,000 shall be withheld from the Net Transaction Consideration and remitted to the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with this Section 2.6:

                  (a) The $100,000 so remitted to the Escrow Agent, together with any income from the investment and reinvestment thereof and the income thereon, is referred to herein as the "Escrowed Expense Fund." The Escrow Agent shall hold the Escrowed Expense Fund in trust for the benefit of the Buyer and the Sellers, as their interests may appear in accordance with this Section 2.6. The Escrow Agent may, pending the disbursement thereof, invest and reinvest the Escrowed Expense Fund in interest-bearing accounts or securities selected by the Escrow Agent and approved by the Buyer (which approval shall not be unreasonably withheld); but neither the Buyer nor (if he has acted in good faith) the Escrow Agent shall be liable from any losses resulting from such investment of the Escrowed Expense Fund.

                  (b) The Escrow Agent hereby accepts his appointment as such and agrees to receive, hold, invest and reinvest, and disburse the Escrowed Expense Fund only in accordance with this Section 2.6. The Escrow Agent shall incur no liability for any action taken by him, or any omission to take action, in good faith and in accordance with this Section 2.6, and shall be indemnified, but only out of and to the extent of the Escrowed Expense Fund, by the Buyer and the Sellers from and against any loss, liability, cost or expense (including reasonable attorneys' fees) incurred by the Escrow Agent in the performance of his duties as such in the absence of bad faith, gross negligence or willful misconduct on the part of the Escrow Agent.

                  (c) If, at any time after the Closing and prior to the disbursement of all of the Escrowed Expense Fund, the Buyer shall identify any amounts that it claims are Retained Seller Expenses that were not withheld from and credited against the Transaction Consideration at the Closing, the Buyer shall promptly give written notice of such claim to the Escrow Agent and the Sellers' Representative (an "Escrowed Expense Claim"). Upon the making of an Escrowed Expense Claim, the Buyer and the Sellers' Representative shall attempt to resolve the matter in good faith and upon resolution of the Escrowed Expense Claim, the Buyer and the Seller's Representative shall jointly in writing instruct the Escrow Agent to make disbursements from the Escrowed Expense Fund to reflect such resolution. To the extent any such Escrowed Expense Claim is not so resolved by mutual agreement within twenty days after the Escrowed Expense Claim is made, either the Buyer or the Seller's Representative may commence an arbitration proceeding pursuant to Section 10.7 to resolve the Escrowed Expense Claim.

                  (d) The Escrow Agent may disburse the Escrowed Expense Fund only as follows:

                           (i) In accordance with the joint written instructions of the Buyer and the Sellers' Representative; or

                           (ii) In accordance with terms of an arbitration award rendered in an arbitration pursuant to Section 10.7 resolving an Escrowed Expense Claim; or

                           (iii) In accordance with any order of a court reasonably believed by the Escrow Agent to have competent jurisdiction to issue such order; or

                           (iv) Upon the expiration of three months after the Closing, to the Sellers' Representative for disbursement to the Sellers entitled thereto, but only to the extent of the amount of the Escrowed Expense Fund remaining after reserving an amount equal to all pending Escrowed Expense Claims, which reserved amount shall be retained by the Escrow Agent in the Escrowed Expense Fund until disbursed pursuant to one or more of clauses (i), (ii) and (iii) above.

                  (e) Any portion of the Escrowed Expense Fund disbursed to the Buyer pursuant to this Section 2.6 in satisfaction of an Escrowed Expense Claim or to the Escrow Agent pursuant to subsection (b) above shall be treated as a Retained Seller Expense, as though it had been withheld from and credited against the Transaction Consideration at the Closing. Any portion of the Escrowed Expense Fund disbursed to the Sellers' Representative for remittance to the Sellers shall be treated as part of the Net Transaction Consideration and shall be disbursed by the Sellers' Representative in accordance with the percentages set forth in the first column of Schedule IV hereto.

                  (f) In the event and to the extent that the Escrowed Expense Fund shall be insufficient to pay all of the claims for Retained Seller Expenses that the Buyer is entitled to recover after the Closing, the Buyer shall be entitled to pursue its rights to indemnity against the Sellers in accordance with Section 9.4.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company hereby represents and warrants to the Buyer that the statements contained in this Article III are correct and complete in all material respects:

         3.1. CAPITALIZATION; OWNERSHIP OF SHARES. The authorized capital stock of the Company consists of (i) 244,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 242,500 shares are issued and outstanding and constitute the Shares; (ii) 1,000 shares of Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), all of which 1,000 shares are issued and outstanding as of the date hereof and all of which shall be redeemed out of the Net Transaction Consideration at the Closing; and
(iii) 1,000 shares of Class B Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), all of which 1,000 shares are issued and outstanding as of the date hereof and all of which shall be redeemed out of the Net Transaction Consideration at the Closing. All of the Shares are owned of record by the Sellers as set forth on Schedule I hereto and all of the shares of the Class A Preferred Stock and the Class B Preferred Stock are owned of record by the Sellers as set forth on Schedule II hereto. All of such Shares and Class A Preferred Stock and Class B Preferred Stock are validly issued, fully paid and non-assessable. There are no securities of the Company presently outstanding, and at the Closing there will not be any securities of the Company outstanding, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or any subscriptions, preemptive rights, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating the Company to issue, transfer or dispose of any of its equity securities or other equity interests or any ownership interest therein. The consummation of the transaction contemplated hereby will convey to the Buyer good title to the Shares, free and clear of all Liens, except for any Liens created by the Buyer and restrictions on transfer by the Buyer imposed by applicable federal and state securities laws, and will effect the redemption of the Class A Preferred Stock and the Class B Preferred Stock.

         3.2. SUBSIDIARIES. The name, jurisdiction of incorporation or organization, capitalization and ownership of each Subsidiary is set forth in
Section 3.2 of the Disclosure Schedule. Except for the Subsidiaries as set forth in Section 3.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or any other equity interest in any person. The Company, either directly or through one or more other Subsidiaries, owns beneficially and (except as indicated in Section 3.2 of the Disclosure Schedule) of record all of the issued and outstanding shares of capital stock and equity interests of the Subsidiaries, free and clear of any Liens, and all of such shares or other equity interests are validly issued, fully paid and non-assessable. There are not now (except as set forth on Section 3.2 of the Disclosure Schedule), and at the Closing there will be no, outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries, or any subscriptions, preemptive rights, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating any Subsidiary to issue, transfer or dispose of any of its equity securities or other equity interests or any ownership interest therein or voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries is bound with respect to the voting of the capital stock or other equity interests of any of the Subsidiaries.

         3.3. ORGANIZATION. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company and each of the United States Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions set forth in Section 3.3 of the Disclosure Schedule, which are all of the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would have a material adverse effect on the assets, business, operations or financial condition of the Company and the Subsidiaries taken as a whole (a "Company Material Adverse Effect"). Except as set forth in Section 3.3 of the Disclosure Schedule, none of the non-United States Subsidiaries conducts any material business or has any material assets in the United States or in any foreign nation other than the nation under whose laws it is organized. True and complete copies of the certificate of incorporation and bylaws (or substantially equivalent documents) of the Company and each of the Subsidiaries have been delivered or made available to the Buyer.

         3.4. CORPORATE POWER AND AUTHORITY; NO VIOLATIONS. The Company has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including due and valid authorization by the board of directors and the stockholders of the Company (as applicable) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors rights generally, and (ii) is subject to general principles of equity. Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution, delivery and performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (x) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of the Subsidiaries or any of their properties or assets, (y) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, license, contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their assets is bound or result in the imposition of any Lien (other than Permitted Liens) upon any of the assets of the Company or any of the Subsidiaries, or (z) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of the Company, any of the Subsidiaries, except, in the case of clauses (x) or (y), for violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or failures to give notice or Liens which in the aggregate would not be reasonably likely to have a Company Material Adverse Effect and would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

         3.5. FINANCIAL STATEMENTS. The Company has previously furnished to the Buyer true and complete copies of its audited consolidated balance sheets, audited consolidated statements of operations, audited consolidated statements of cash flows and audited consolidated statement of changes in stockholders' equity, together with notes thereto, for the three fiscal years ended January 31, 1998 (the "Audited Financial Statements"), and the unaudited consolidated balance sheet, unaudited consolidated statement of operations, unaudited consolidated statement of cash flows and unaudited consolidated statement of changes in stockholders' equity for the two-month period ended March 31, 1998, as set forth in Section 3.5 of the Disclosure Schedule (the "Interim Financial Statements"; the Audited Financial Statements and the Interim Financial Statements being referred to collectively as the "Financial Statements"). The Financial Statements fairly present the consolidated financial position, the consolidated results of operations, changes in stockholders' equity, cash flows and the other information included therein of the Company and the Subsidiaries for the periods or as of the dates therein set forth, in each case in accordance with GAAP consistently applied during the periods involved, except that the unaudited Financial Statements are subject to normal year end adjustments and lack footnotes and other presentation items required for full disclosure under GAAP. The audited consolidated balance sheet at January 31, 1998 (the "Balance Sheet Date") is sometimes referred to herein as the "Balance Sheet."

         3.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as permitted or contemplated by this Agreement and except as set forth on Sections 3.6, 3.9 or
3.10 of the Disclosure Schedule or disclosed in the Interim Financial Statements, since the Balance Sheet Date, (a) there has been no material adverse change in the business, assets, liabilities, operations or condition (financial or otherwise) of the Company and the Subsidiaries, other than changes attributable to changes in general economic conditions or in the Company's industry generally and not isolated to the Company or the Subsidiaries, (b) the business of the Company and the Subsidiaries has been operated only in the ordinary course consistent with past practice, (c) there has not been any resignation or threatened resignation of any key employee of the Company or any Subsidiary which is material to the Company and the Subsidiaries, taken as a whole, (d) there has not been any loss of, or material reduction in the amount of business done with, or any threat of such loss or reduction by, any key customer of the Company and the Subsidiaries, or any loss or threatened loss of any source of supply for goods or services to the Company and the Subsidiaries that is material to their respective businesses, taken as a whole, and (e) neither the Company nor any Subsidiary has taken any of the actions set forth in clauses (i) through (xii) of Section 5.2(b).

         3.7. TITLE TO ASSETS. Each of the Company and the Subsidiaries has good (and, in the case of real property, marketable) title (or leasehold interest with respect to capital leases) to (a) all of the assets and properties which are material to the conduct of the businesses of the Company and the Subsidiaries taken as a whole and (b) all of the assets reflected on the Balance Sheet (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date); and at the Closing all of the assets of the Company and the Subsidiaries will be free and clear of all Liens, other than Permitted Liens, Liens securing the Letter of Credit Obligations, and any Liens incurred by or at the direction of the Buyer.

         3.8.     INTELLECTUAL PROPERTY.

                  (a) Section 3.8 of the Disclosure Schedule sets forth an accurate and complete list of all of the patents, patent applications, trademark registrations and applications therefor and copyright registrations and applications therefor used in the conduct of the Company's and the Subsidiaries' respective businesses, and all other trademarks, service marks, patents and registered copyrights that are owned or used by the Company or any of the Subsidiaries and are material to their respective businesses (collectively, together with all other material intellectual property rights of the Company and the Subsidiaries, "Intellectual Property"). Except as set forth in Section 3.8 of the Disclosure Schedule, the Company and its Subsidiaries, as the case may be, own and possess all right, title and interest in and to (or, as and to the extent so indicated in Section 3.8 of the Disclosure Schedule, do not own but possess the valid right to use) the Intellectual Property, and have not licensed any of such Intellectual Property to others, and except as set forth in Section 3.8 of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written notices of infringement or misappropriation from any third party with respect to the Intellectual Property, and to the Company's Knowledge, neither the Company nor the Subsidiaries is currently infringing on the intellectual property of any other person.

                  (b)      To the Company's Knowledge, except as set forth on
Section 3.8 of the Disclosure Schedule, no officer or employee of the Company or any Subsidiary is subject to any agreement with any other person which requires such officer or employee to assign any interest in inventions or other intellectual property or keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

         3.9.     CONTRACTS.

                  (a) Section 3.9(a) of the Disclosure Schedule sets forth an accurate and complete list of each contract or agreement (including any and all amendments thereto) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound which (i) creates, evidences or governs any Indebtedness of the Company or any Subsidiary; (ii) involves revenues or expenditures in excess of $250,000 (excluding purchase and sale orders entered into in the ordinary course consistent with past practice); (iii) is a collective bargaining agreement;
(iv) requires performance by any party for a term extending more than 180 days after the date hereof and is not terminable prior to such time by the Company or the Subsidiary (as applicable) without material cost, liability or penalty;
(v) obligates the Company or any Subsidiary not to compete with any business or which otherwise restrains or prevents the Company or any of the Subsidiaries from carrying on any lawful business; (vi) relates to employment, compensation, severance, consulting or indemnification between the Company or any Subsidiary and any of their respective officers, directors, employees, agents or consultants; (vii) requires the Company or its Subsidiaries to perform their obligations thereunder at a cost that is or is likely to be materially in excess of the benefits derived or expected to be derived by the Company and its Subsidiaries thereunder such that such performance is likely to have a Company Material Adverse Effect ; (viii) is with a person who is a director, officer, or shareholder of the Company or any Subsidiary or an Affiliate of such person or any spouse, sibling, parent, child or grandchild of any such person, or in which any such person or Affiliate has a material direct or indirect interest;
(xi) grants to any person (other than in such person's capacity as an officer of the Company or a Subsidiary or as counsel for the Company or a Subsidiary) any power of attorney or other agency authority to bind the Company or any Subsidiary, or (x) is otherwise material to the assets, business, operations or financial condition of the Company and the Subsidiaries taken as a whole (collectively, the "Contracts"). The Company previously has furnished or made available to the Buyer true and correct copies of all Contracts. To the Company's Knowledge, all of the Contracts are enforceable by the Company or the Subsidiary which is a party thereto in accordance with their terms except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity. Except as set forth in Section 3.9(a) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is in breach or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach or default under) any agreements listed or required to be listed in Section 3.9(a) of the Disclosure Schedule nor, to the Knowledge of the Company, is any other party to any of the agreements listed or required to be listed in Section 3.9(a) of the Disclosure Schedule in default thereunder (and no event has occurred which with notice or the passage of time or both would constitute a breach or default thereunder); excluding, however, in each instance, breaches or defaults which, in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 3.9(b) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any Contract which contains a "change in control," "potential change in control" or similar provision or which could result in a potential "parachute payment" within the meaning of Section 280G of the Code. Except as set forth in Section 3.9(b) of the Disclosure Schedule, the consummation of the transactions contemplated hereby will not (either alone or upon the passage of time and/or occurrence of any additional acts or events) result in any payment (severance pay or otherwise) becoming due from the Company or any Subsidiary to any person or accelerate the time of payment or vesting, or increase the amount of compensation due, any person; excluding, however, any such payments, accelerations or increases which would have occurred upon the passage of time and/or occurrence of any additional acts or events even if the "change of control" or "potential change of control" occurring upon the execution and delivery of this Agreement and the consummation of the transactions contemplated herein did not occur.

         3.10. LITIGATION AND OTHER LOSS CONTINGENCIES. Except as set forth on Section 3.10 of the Disclosure Schedule, there is no claim, action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Entity, arbitrator or other person or body authorized by law or contract to adjudicate disputes ("Litigation") pending or, to the Company's Knowledge, threatened, involving the Company or any of the Subsidiaries in which, individually or in the aggregate, there is a reasonable likelihood of an adverse outcome that would have a Company Material Adverse Effect or that would impair the ability of the Company to perform its obligations hereunder, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither the Company nor any of the Subsidiaries is subject to any outstanding orders, rulings, judgments or decrees that would be reasonably likely to have a Company Material Adverse Effect. Except as set forth on Section 3.10 of the Disclosure Schedule, there are no other material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board ("SFAS 5")) which would be required by SFAS 5 to be disclosed or accrued in financial statements of the Company and its Subsidiaries were such statements prepared at the time this warranty is made or (for purposes of Section 7.1(b)) deemed made.

         3.11. COMPLIANCE WITH LAWS. The Company and the Subsidiaries are, and at all times since January 1, 1988 have been, in compliance in all material respects with all applicable laws, rules, regulations, ordinances, decrees or orders of any Governmental Entity. The Company and the Subsidiaries have all governmental permits, licenses and authorizations necessary for the conduct of their businesses as presently conducted ("Permits") and are currently in compliance with the terms of the Permits except for non-compliance which would not have a Company Material Adverse Effect.

         3.12. ENVIRONMENTAL MATTERS. Except as set forth on Section 3.12 of the Disclosure Schedule:

                  (a) the Company and the Subsidiaries are, and have heretofore conducted their respective businesses and owned and operated their respective properties, in compliance in all material respects with all applicable Environmental Laws;

                  (b) neither the Company nor any of the Subsidiaries has received notice from a Governmental Entity or other person alleging that the Company or any Subsidiary is not or has not been in compliance with Environmental Laws or is responsible or potentially responsible to take any remedial action or make any payments or contributions for environmental damage or injury to natural resources; and

                  (c) no Environmental Lien has attached to any property that is currently or was formerly owned or operated by the Company or any Subsidiary.

         3.13.    EMPLOYEE BENEFIT PLANS AND OTHER EMPLOYEE MATTERS.

                  (a) Section 3.13 of the Disclosure Schedule sets forth an accurate and complete list of each employee benefit plan (as such term is defined in Section 3(3) of ERISA), and any other bonus, deferred compensation, incentive compensation, stock, severance or other employee benefit plan, program or arrangement (other than non-material fringe benefits provided by the Company and the Subsidiaries to their employees in the ordinary course of business at a cost that is not material) (each of the foregoing, a "Benefit Plan"), currently maintained or contributed to by the Company or any Subsidiary. With respect to each Benefit Plan, the Company previously has furnished to the Buyer a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS (or comparable report filed with any foreign Governmental Entity), (ii) the plan document, (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan, (iv) the most recent actuarial report or valuation relating to such Benefit Plan (if applicable),
(v) the most recent summary plan description or comparable disclosure document provided to participants, and (vi) the most recent determination letter issued by the IRS or comparable authority.

                  (b) Neither the Company nor any Subsidiary has an obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and no Benefit Plan is or was subject to Title IV of ERISA. Except as set forth in Section 3.13 of the Disclosure Schedule with respect to the Benefit Plans, all required contributions to date by the Company have been made or properly accrued. The Company reasonably believes that, as of the date hereof, the assets of the Simplicity Limited Pension Scheme will be adequate to fund all benefits required to be provided thereunder.

                  (c) Each of the Benefit Plans has been administered in accordance with its terms in all material respects and is in compliance in all material respects with applicable laws and regulations.

                  (d) Except as set forth in Section 3.13 of the Disclosure Schedule, each of the Benefit Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and to the Knowledge of the Company nothing has occurred to cause the loss of such qualified status.

                  (e) Except as set forth in Section 3.13 of the Disclosure Schedule, no Benefit Plan provides health, medical or life insurance benefits with respect to current or former employees of the Company or any Subsidiary beyond their retirement or other termination of service other than
(a) coverage mandated by applicable law, or (b) benefits the full costs of which are borne by the current or former employee (or his or her beneficiary).

                  (f) Section 3.13 of the Disclosure Schedule sets forth the names of all employees of the Company and the Subsidiaries whose rate of gross taxable compensation for 1997 exceeded, or whose base compensation for 1998 is currently expected to exceed, $100,000 per year, and the rate of compensation and amount of such other benefits for each such employee.

         3.14. CONSENTS. Except as set forth in Section 3.14 of the Disclosure Schedule, no consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement or the taking of any other action contemplated hereby.

         3.15. TAXES. Except in each case as set forth in Section 3.15 of the Disclosure Schedule:

                  (a) Each of the Company, the Subsidiaries, and any affiliated, combined or unitary group of which either the Company or any Subsidiary is or has been a member during the past ten years, has: (i) timely filed and in all material respects correctly prepared all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes; (ii) properly paid all Taxes that are shown to be due and payable on such Returns and any other Taxes that have become due and payable on or prior to the date hereof; (iii) established on its books and records and in the Financial Statements reserves in accordance with GAAP for the payment of all accrued Taxes not yet due and payable; and (iv) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from employees and other persons.

                  (b) There are no Liens for Taxes upon the assets of the Company or any of the Subsidiaries, except Permitted Liens (which Permitted Liens are described in Section 3.15 of the Disclosure Schedule).

                  (c) No written claim or deficiency for any Taxes has been asserted against the Company or any of the Subsidiaries which has not been resolved and paid in full.

                  (d) There are no outstanding waivers or comparable consents given by the Company or any of the Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Returns.

                  (e) No audits or proceedings before any Governmental Entity are presently pending with regard to any Taxes or Returns and the Company and the Subsidiaries have not received any written notices of any such audits or proceedings.

                  (f) Neither the Company nor any Subsidiary has ever made an election under Section 341(f) of the Code.

         3.16. AFFILIATED TRANSACTIONS. Except as set forth in Section 3.16 of the Disclosure Schedule, within the past 12 months none of the Company and its Subsidiaries has been involved in any material business arrangement, transaction or relationship with any director, officer, or shareholder of the Company or any Subsidiary or an Affiliate of such person or any spouse, sibling, parent, child or grandchild of any such person, or in which any such person or Affiliate has a material direct or indirect interest, and no such person owns any material asset, tangible or intangible, which is used in the business of any of the Company and the Subsidiaries.

         3.17.    REAL PROPERTY.

                  (a) Section 3.17(a) of the Disclosure Schedule lists all of the real property owned by the Company or any Subsidiary (the "Owned Real Property"). The Company or a Subsidiary, as applicable, has good and marketable title to all of the Owned Real Property, free and clear of all Liens other than Permitted Liens and Liens listed on Section 3.17(a) of the Disclosure Schedule.

                  (b) Section 3.17(b) of the Disclosure Schedule lists all of the leases (the "Leases") for real property to which the Company or any Subsidiary is a party. Each Lease is in full force and effect and is enforceable in accordance with its terms. The Sellers have previously delivered to the Buyer true and complete copies of all of the Leases. The real property leased by the Company or any Subsidiary is referred to herein as the "Leased Real Property" and, together with the Owned Real Property, the "Real Property."

                  (c) All buildings, structures and improvements upon the Real Property and all electric, gas, water and sewer utilities serving such Real Property are in good condition and repair in all material respects, ordinary wear and tear excepted. There are no zoning or similar land use restrictions presently in effect or, to the Knowledge of the Company, proposed by any Governmental Entity, which would impair the use of such Real Property for the purposes for which it is now being used, and the Real Property is in compliance in all material respects with all applicable zoning or similar land use restrictions of all Governmental Entities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting such Real Property, and the Company and the Subsidiaries have performed all affirmative covenants as to such Real Property to be performed by them. No proceedings for the taking of any of such Real Property by eminent domain by any governmental authority are pending or, to the Knowledge of the Company, threatened.

                  (d) To the Knowledge of the Company, except as set forth in Section 3.17(d) of the Disclosure Schedule: (i) all oil and/or gas burners, incinerators, furnaces and other fuel burning devices, all ground water supply wells, and all gas, water and sewer utilities on the Real Property comply in all material respects with all Environmental Laws; (ii) no pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed), or any other substances or materials regulated pursuant to Environmental Laws (collectively, the "Substances") have been handled, discharged, dispersed, released, stored, treated, generated, transported to or from, disposed of on or allowed to escape on the Real Property in violation of any Environmental Laws in any material respect; (iii) no asbestos or asbestos-containing material has been installed, used, incorporated into or disposed of on the Real Property, and no polychlorinated biphenyls (PCBs) are located on or in the Real Property in the form of electrical transformers, fluorescent light fixtures without ballasts, cooling oils or any other device or form; (iv) no underground storage tanks have been located on the Real Property or, if so located on the Real Property, such underground storage tanks have been subsequently removed or filled in compliance in all material respects with all Environmental Laws; (v) no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Substances has been proposed, threatened, anticipated or is in existence with respect to the Real Property; (vi) the past and current operations of the Company and the Subsidiaries on the Real Property or on any other real property heretofore owned, occupied or used by the Company and the Subsidiaries comply in all material respects with all Environmental Laws; and (vii) no notice has been served on or delivered to Seller from any Governmental Entity or other person claiming any violation of any Environmental Laws or demanding any payment or contribution for environmental damage or injury to natural resources.

         3.18. BROKER'S FEES. Except for Rothschild Inc. (whose fees will be paid by the Sellers as Seller Expenses), none of the Company, any Subsidiary nor any of the Sellers, nor any Affiliate or representative of the Company, any Subsidiary or any of the Sellers, has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer (or, after the Closing, the Company or any of the Subsidiaries) could become liable or obligated.

         3.19. ADEQUACY OF ASSETS. The assets of the Company and the Subsidiaries at Closing will include all property, contract rights, leases and intangibles necessary for the continuation in all material respects after the Closing of the business now conducted by the Company and the

Subsidiaries. For such continuation of the Company's business as now conducted, there are no material capital expenditures which the Company now plans to make or anticipates will be required to be made during the three years following the date hereof except as described in Section 3.19 of the Disclosure Schedule and in the Company's capital expenditure budget previously furnished to the Buyer.

         3.20. INVESTIGATIONS. Section 3.20 of the Disclosure Schedule describes all investigations of the Company and the Subsidiaries or their business since January 1, 1993 to the Knowledge of the Company conducted by any grand jury, administrative agency or other Governmental Entity and describes all claims or allegations of violations or noncompliance with law received by the Company and the Subsidiaries from any Governmental Entity since such date and all written statements or responses of Seller with respect thereto, other than requests for information from taxing authorities in connection with audits of the Company's or Subsidiaries' Tax returns or routine questionnaires and requests for information received generally by others in the Company's or Subsidiaries' industry.

         3.21. NO IMPROPER PAYMENTS. Neither the Company nor any of the Subsidiaries nor, to the Knowledge of the Company, any officer, director, employee or other representative of the Company or any of the Subsidiaries acting or purporting to act on behalf of the Company or any of the Subsidiaries or of any business enterprise with which the Company or any of the Subsidiaries has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law, (i) as a kickback or bribe to any person or
(ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other Governmental Entity.

         3.22. LABOR ORGANIZATIONS. Except as described in Section 3.22 of the Disclosure Schedule, neither the Company nor any Subsidiary is party to any collective bargaining agreement with any labor union or similar organization, and to the Company's Knowledge no such organization represents or claims to represent any of the Company's employees or intends to organize any of the Company's employees.

         3.23. INSURANCE. Section 3.23 of the Disclosure Schedule lists all policies of insurance now in effect insuring the business, assets and personnel of the Company and the Subsidiaries and sets forth for each such policy the name of the insurer, the type of coverage, the amount of coverage, the term thereof and the annual premium.

         3.24. YEAR 2000 ISSUES. Except as set forth in Section 3.24 of the Disclosure Schedule, to the Company's Knowledge, there are no issues associated with the ability of the computer systems used by Company and the Subsidiaries to process data including dates on or after January 1, 2000 ("Year 2000 Issues") that are reasonably likely to impair the Company's and the Subsidiaries' operations in any material respect, or to require the Company or the Subsidiaries to incur any material expense to resolve such issues.

         3.25. PREDECESSORS. To the extent the Company or any Subsidiary has assumed, by operation or law, by contract, or otherwise, or has otherwise become responsible for, the liabilities or obligations of any person to whose business, assets or liabilities it has succeeded, and such liabilities and obligations are relevant to the representations and warranties as to the

Company and the Subsidiaries set forth in this Article III, all references in such representations and warranties to the Company or the Subsidiaries shall include any such predecessor.

         3.26. HART-SCOTT-RODINO NONAPPLICABILITY. For purposes of determining the applicability of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder to the transactions contemplated hereby, the "ultimate parent entity" (as defined in Section 801.1(a)(3) of such regulations) of the Company and the Subsidiaries is the Company, and neither the annual net sales of the Company and the Subsidiaries on a consolidated basis as stated on their last regularly prepared consolidated statement of income and expense, nor the consolidated total assets of the Company and the Subsidiaries as stated on their last regularly prepared consolidated balance sheet, exceeded $100,000,000.

         3.27. DISCLAIMER OF IMPLIED WARRANTIES. None of the Company, any Subsidiary, any officer, director, employee, agent, affiliate of the Company or any Subsidiary or the Sellers make any representations or warranties except as expressly set forth in this Agreement, and any implied warranties (including without limitation implied warranties of merchantibility or fitness for any particular purpose) are hereby disclaimed.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER


         The Buyer hereby represents and warrants to the Sellers and the Company that the statements contained in this Article IV are correct and complete in all material respects:

         4.1. ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina. True and complete copies of the articles of incorporation and bylaws of the Buyer have been delivered or made available to the Company.

         4.2. CORPORATE POWER AND AUTHORITY; NO VIOLATIONS. The Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer, including due and valid authorization by the board of directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors rights generally, and (ii) is subject to general principles of equity. Neither the execution, delivery and performance by the Buyer of this Agreement nor the consummation by the Buyer of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (x) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Buyer, or (y) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of the Buyer, except, in the case of clause (x), for violations which in the aggregate would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

         4.3. BROKERS' FEES. Neither the Buyer nor any Affiliate or representative of the Buyer has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers or the Company could become liable or obligated.

         4.4. LITIGATION. No Litigation is pending or, to the Knowledge of the Buyer, is threatened which seeks to delay, prevent, adversely affect or restrict the consummation of the transactions contemplated hereby.

         4.5. CONSENTS. Except for the filing of appropriate tax returns after the Closing and the filing of reports with the Securities and Exchange Commission, in each case reporting the transactions contemplated hereby, no consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity is required on the part of the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement or the taking of any other action contemplated hereby.

         4.6. PURCHASE FOR INVESTMENT. The Buyer is acquiring the Shares for purposes of investment and its acquisition of the Company and not with a view to any public resale or other distribution thereof in violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         4.7. AVAILABILITY OF FUNDS. Based upon the commitment letter dated May 1, 1998 from NationsBank, N.A., as supplemented by its letter dated May 26, 1998 (the "Bank Commitment"), and assuming the funding under the Bank Commitment is made at the Closing, the Buyer will at the Closing have sufficient immediately available funds in cash (a) to pay the Net Transaction Consideration, (b) to provide the Company with sufficient working capital and
(c) to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

         4.8. HART-SCOTT-RODINO NONAPPLICABILITY. For purposes of determining the applicability of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder to the transactions contemplated hereby, the "ultimate parent entity" (as defined in Section 801.1(a)(3) of such regulations) of the Buyer and its subsidiaries is the Buyer, and neither the annual net sales of the Buyer and its subsidiaries on a consolidated basis as stated on their last regularly prepared consolidated statement of income and expense, nor the consolidated total assets of the Buyer and its subsidiaries as stated on their last regularly prepared consolidated balance sheet, exceeded $100,000,000.


                                   ARTICLE V

                            COVENANTS OF THE PARTIES


         5.1. EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and effect the transactions contemplated by this Agreement on June 19, 1998, including, without limitation, obtaining all required consents and approvals, making all required filings and applications and complying with or responding to any requests by Governmental Entities.

         5.2.     CONDUCT OF BUSINESS.

                  (a) Except as may be otherwise contemplated by this Agreement or disclosed in Section 5.2 of the Disclosure Schedule or required by law or any Contracts or other agreements or arrangements disclosed in the Disclosure Schedule or as the Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), from the date hereof and prior to the Closing, the Company will, and will cause each of the Subsidiaries, to operate its business only in the ordinary course consistent with past practice.

                  (b) Without limiting the generality of the foregoing, except as may be otherwise contemplated by this Agreement or disclosed in
Section 5.2 of the Disclosure Schedule or as the Buyer may otherwise consent to in writing (which consent will not be unreasonably withheld), from the date hereof and prior to the Closing, neither the Company nor any of the Subsidiaries will:

                           (i)      (A) declare, set aside or pay any dividend
or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other equity interests, or make any payments of any Indebtedness to any shareholder of the Company or such shareholder's Affiliates, (B) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or (C) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its capital stock or other securities or equity interests, or any warrants or other rights to acquire any of its capital stock or other securities or equity interests, or any Indebtedness to any shareholder of the Company or such shareholder's Affiliates, or any capital stock, other securities or equity interests, or warrants or other rights to acquire any of the capital stock or other securities or equity interests of the Subsidiaries, or commit or propose to do any of the foregoing;

                           (ii)     authorize for issuance, issue, sell,
deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including Indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), or amend in any respect any of the terms of any such securities or equity equivalents outstanding on the date hereof;

                           (iii)    amend or propose to amend its certificate
of incorporation or bylaws or equivalent documents;

                           (iv)     acquire, sell, lease, encumber, transfer or
dispose of any assets (except that the Company and the Subsidiaries may purchase raw materials and other goods and services in the ordinary course of business consistent with past practice and may sell inventory in the ordinary course of business consistent with past practice); make any capital expenditures;

modify or amend any Contracts (including any relating to Indebtedness) outside of the ordinary course of business; or enter into any material contract, commitment or transaction outside the ordinary course of business or that would be required to be disclosed in any Section of the Disclosure Schedule;

                           (v)      except for revolving credit loans (and
letters of credit obtained in the ordinary course of business) obtained in the ordinary course of business under currently existing credit lines, incur or assume any Indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of the Subsidiaries or guarantee (or become liable for) any Indebtedness of others or mortgage, pledge or otherwise encumber any assets or consensually create any Lien thereupon other than Permitted Liens;

                           (vi)     make any loans, advances or capital
contributions, except to wholly-owned Subsidiaries and advances of business expenses to employees in the ordinary course of business;

                           (vii)    except as may otherwise be required by GAAP
or the Financial Accounting Standards Board, change any of the accounting principles or practices used by it,

                           (viii)   make any Tax election or settle or
compromise any Tax liability;

                           (ix)     (1) enter into, adopt, amend or terminate
any Benefit Plan or any agreement, arrangement, plan or policy between itself and any one or more of its directors or officers or (2) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof except in the case of officers and employees for normal increases in compensation and normal year-end bonuses, in each case in the ordinary course of business and consistent with past practice; or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                           (x)      forgive any material Indebtedness or
obligations due it or waive any material rights;

                           (xi)     take any action that would cause any of the
representations and warranties set forth in Article III hereof to be incorrect in any material respect if it were made on any date from the date hereof through the date of Closing; or

                           (xii)    agree to take any of the foregoing actions.

         5.3. ACCESS. From the date hereof and prior to the Closing, the Sellers and the Company shall provide the Buyer with such information as the Buyer may from time to time reasonably request with respect to the Company and the Subsidiaries and their assets and properties and the transactions contemplated by this Agreement, and shall provide the Buyer and its representatives reasonable access during regular business hours and upon reasonable notice to the personnel, representatives, accountants, properties, books and records of the Company and the Subsidiaries as the Buyer may from time to time reasonably request. Any such investigation by the Buyer shall not affect the responsibility of the Company and the Sellers for the representations or warranties set forth in this Agreement or enlarge the scope of, or create any additional, representations or warranties beyond those set forth in this Agreement. All such information and access shall be subject to the terms and conditions of that certain letter dated August 27, 1997, from the Company to the Buyer regarding certain confidential information (the "Confidentiality Agreement"). Effective upon the completion of the Closing, the Confidentiality Agreement shall be terminated.

         5.4. NO SOLICITATION. None of the Company, the Subsidiaries, and any of their respective Affiliates, officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in, initiate or continue discussions or negotiations with, or provide any information to, any person (other than the Buyer and its Affiliates and representatives) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving the Company or any Subsidiary or division of the Company and any existing discussions or negotiations with third persons relating thereto shall be terminated immediately; provided, however, that the directors of the Company shall be permitted to provide information regarding the transactions contemplated by this Agreement to the Sellers and to entities regulating such Sellers.

         5.5. BOOKS AND RECORDS. For a period of seven (7) years from the Closing, the Buyer shall, and shall cause the Company and the Subsidiaries to, provide to any Seller for any reasonable purpose relating to such Seller's prior ownership of any securities of the Company, reasonable access to the books and records of the Company relevant thereto upon reasonable advance written notice during regular business hours for the sole purpose of obtaining information for use as aforesaid and will permit such Seller to make such extracts and copies thereof as may be necessary. Such Seller shall reimburse the Buyer, the Company or the Subsidiary for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this
Section 5.5.

         5.6. LITIGATION SUPPORT. In the event and for so long as any party actively is contesting or defending against any Litigation with any person who is not a party to this Agreement in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the date of the Closing involving any of the Company and the Subsidiaries, each of the other parties shall reasonably cooperate with the defending or contesting party and its counsel in providing information relating to the defense or contest, all at the sole cost and expense of the defending or contesting party (unless the defending or contesting party is otherwise entitled to indemnification from the other party).

         5.7. INTERFERENCE. From the date hereof and prior to the first to occur of (i) the Closing, and (ii) the termination of this Agreement pursuant to Article VIII hereof (a) the Buyer hereby agrees not to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or any Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or other business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications concerning the Company, any Subsidiary or any of their respective employees, officers, directors or Affiliates), and (b) the Company and the Sellers hereby agree not to induce or attempt to induce any customer, supplier, licensee or other business relation of the Buyer to cease doing business with the Buyer, or in any way interfere with the relationship between any such customer, supplier, licensee or other business relation and the Buyer (including, without limitations making any negative statements or communications concerning the Buyer or any of its employees, officers, directors or Affiliates). Nothing in this Section 5.7 shall be deemed to limit in any way the terms and provisions of the Confidentiality Agreement.

         5.8. SUBSEQUENT DISCLOSURES BY COMPANY. To the extent the Sellers or the Company hereafter and prior to the Closing disclose in writing to the Buyer (which written disclosure makes specific reference to this Section 5.8) that any representation or warranty of the Company or the Sellers was untrue when made, that such untruth was not willful, and such untruth is sufficiently material to prevent the satisfaction on or prior to June 26, 1998 of the condition set forth in Section 6.1(b) hereof, and such written disclosure sets forth the information necessary to correct such untruth, then unless the Buyer terminates this Agreement pursuant to Section 8.1(c) hereof within fourteen days after the Buyer's receipt of such written disclosure (or such longer period as the Buyer and the Sellers' Representative may agree in writing), (a) the Buyer shall thereafter have no rights hereunder by reason of such untruth to the extent corrected by such written disclosure, and (b) any such untrue representation or warranty shall be deemed amended by the correction set forth in such written disclosure (effective as of the date of this Agreement) to the extent necessary to render it consistent with such correction.

         5.9. CERTAIN DISCLOSURES. Prior to the Closing, except as otherwise required by applicable law, the Buyer shall not provide any information concerning the business and affairs of the Company or any Subsidiaries that is not generally available to the public (including this Agreement and any other materials containing the Buyer's acquisition proposal and any financial information, projections or proposals regarding the Company) to any person (other than the Buyer's Affiliates and the representatives of the Buyer and its Affiliates) whom the Buyer Knows, or has reason to believe, would have any interest in participating in Another Transaction. As used herein, the term "Another Transaction" means the sale of an material assets of the Company or any Subsidiary (other than the sale of inventory in the ordinary course) or any sale, merger, consolidation, public offering, reorganization, dissolution, recapitalization, business combination or similar transaction involving the Company or any of the Company's capital stock (or rights to acquire such capital stock), including without limitation the Shares.

         5.10. DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company will pay or cause to be paid the annual premium that is due on or about June 1, 1998 in the amount of approximately $105,000 for the directors and officers liability insurance currently maintained by the Company and after the Closing the Buyer will cause the Company to keep such insurance in force for so long as coverage is provided by such premium payment; provided, that the Sellers' Representative may elect to have the Buyer, in lieu of maintaining such insurance, apply such premium payment or any unused part thereof to the purchase of such other directors and officers liability insurance (including any "tail" coverage) as the Seller's Representative may designate.

         5.11. NO TRANSFERS PRIOR TO CLOSING. Except as the Buyer may otherwise consent in writing (which consent shall not be unreasonably withheld), each Seller agrees that such Seller any Shares owned by such Seller prior to the Closing; provided, that a transfer by operation of law will not exercise any Other Securities and Claims held by such Seller prior to the Closing, or transfer upon the death of an individual Seller to such Seller's estate or personal representative is permissible so long as the estate or personal representative of such Seller is bound to perform the obligations of such Seller under this Agreement.

         5.12.    CERTAIN TAX MATTERS.

         (a) At the Closing, the Company (or, as applicable, the Subsidiaries) shall withhold from that portion of the amount of Net Transaction Consideration allocable to each of the participants in the Company's Management Benefit Plan (each a "Manager" and collectively the "Managers") which is in excess of $32.40 for each Share held directly by such Manager (i.e., excluding unallocated Shares held by Frank J. Rizzo, as Trustee under the Trust dated September 7, 1990, as of the date hereof) and purchased hereunder (with respect to each Manager, such excess portion being referred to as such Manager's "Compensation Portion") such amount as is required to be withheld from such Compensation Portion (treating such Compensation Portion as compensation for such Manager's services to the Company) under applicable tax laws, and shall deposit the amounts so withheld with the appropriate taxing authorities. The Company currently estimates that the amount of the Compensation Portion required to be withheld consists of 28% thereof for federal income tax purposes, 7.35 % thereof for New York state income tax purposes, 0.45 % thereof for New York City local income tax purposes, and the Managers' portions of applicable social security, medicare and other payroll taxes; provided, that it is understood that Gordon Robinson is a citizen and resident of the United Kingdom who has not provided services to the Company or its Subsidiaries within the United States and that, subject to his submission of appropriate statements to avoid withholding with respect to his Compensation Portion, no amounts are expected to be required to be withheld from his Compensation Portion. For all tax purposes, the Buyer, the Company and its Subsidiaries, and the Managers shall report the payment and receipt of such Compensation Portion as the payment of compensation expense to, and the receipt of compensation income by, such Managers, and will treat the remainder of the Net Transaction Consideration allocable to the Managers (i.e., $32.40 per Share) as payment by the Buyer for their Shares, and each will use its, his or her best efforts to adhere to and defend such tax reporting and treatment in any examinations by the applicable taxing authorities. Each Manager shall promptly notify the Buyer of any examination or proposed examination of such Manager's tax returns for 1998 or any other year in which such treatment is reflected, and the subsequent results of any such examination. The Buyer shall promptly notify the Managers of any examination of the tax returns of the Buyer, the Company or its Subsidiaries that reflect such treatment, and of any adjustment required upon such examination that is inconsistent with such treatment.

         (b) It is understood that the amount of federal, state and local taxes that will be payable by each Manager with respect to such Manager's receipt of such Manager's allocation of the Net Transaction Consideration in accordance with the foregoing subsection (a) will likely be greater than the amount of such taxes that would have been payable by such Manager had such receipt been treated entirely as a payment in exchange for such Manager's Shares. At such time as a Manager calculates and pays his or her income taxes for 1998 in accordance with subsection (a), such Manager shall also make a calculation of his or her income taxes for 1998 on the assumption that such Manager's receipt of Net Transaction Consideration had been treated entirely as a payment in exchange for such Manager's Shares, setting forth the excess of the taxes actually paid over the taxes that would have been payable using such assumption (the "Capital Gain Calculation"), and shall submit his or her applicable 1998 tax returns and Capital Gain Calculation to the Buyer for review by the Buyer's independent accountants. Once the Buyer has approved the Capital Gain Calculation and the calculation of such excess (which approval shall not be unreasonably withheld or delayed), the amount of such excess shall be deemed such Manager's "Capital Gain Differential." In the event that, prior to the payment of the Special Bonus (hereinafter defined) in accordance with subsection (e), it is finally determined, for federal income tax purposes, that a Manager's Compensation Portion is less than or greater than that calculated pursuant to subsection
(a), then the amount of such Manager's Capital Gain Differential shall be recalculated to reflect such increase or decrease in the Compensation Portion, such Manager shall provide the Buyers' independent accountants with a statement of such recalculation together with such supporting records as the Buyer may reasonably request, and upon approval of such recalculation by the Buyer (which approval shall not be unreasonably withheld or delayed) such recalculated Capital Gain Differential shall be deemed such Manager's Capital Gain Differential.

         (c) The Buyer expects that the Company or its Subsidiaries will be entitled to income tax deductions for the Compensation Portion allocable to each Manager in accordance with the tax treatment described in subsections (a) and (b) above (the "Compensation Portion Deductions"), and that such deductions will result in tax benefits to the Buyer (either directly or through the Company or its Subsidiaries) to be realized in the form of tax refunds or credits or reductions in taxes then due that would otherwise be payable (as finally determined upon the applicable Tax Closure Date (hereinafter defined) with respect to the Compensation Portion allocable to such Manager, such Manager's "Allocable Compensation Portion Tax Benefit"). The Buyer also expects that the Buyer, the Company or its Subsidiaries will be entitled to income tax deductions for the Capital Gain Differential, the Gross-Up Amount (hereinafter defined), and the Trust Income Amount (hereinafter defined) paid to each Manager as hereinafter provided (the "Additional Deductions"), and that such deductions will result in tax benefits to the Buyer to be realized in the form of tax refunds or credits or reductions in taxes that would otherwise be payable (as reasonably calculated by the Buyer at the time of such payment to such Manager, such Manager's "Allocable Additional Tax Benefit"). The aggregate amount of a Manager's Allocable Compensation Portion Tax Benefit and such Manager's Allocable Additional Tax Benefit is referred to herein as such Manager's "Allocable Tax Benefit."

         (d) The Buyer will, or will cause the Company or its Subsidiaries to, claim the Compensation Portion Deductions as soon as practicable after the Closing in a manner that maximizes the Allocable Compensation Portion Tax Benefits with respect to all of the Managers (including, if necessary, filing amended returns for previous periods to utilize loss carrybacks). The time at which the claims for the Compensation Portion Deductions (or at least a sufficient amount thereof to provide sufficient tax benefits to fund the payment provided for in subsection (e)) are no longer subject to challenge by the applicable taxing authorities (whether by expiration of the applicable statutes of limitations, final resolution upon audit, or otherwise) is referred to as the "Tax Closure Date"; provided, that if the Buyer has not then received and approved a Manager's 1998 tax returns and Capital Gain Calculation and the data necessary to calculate such Manager's Gross-Up Amount, such Manager's Tax Closure Date shall not occur until they have been so received and approved; provided, further, that the Buyer may, in its sole discretion, accelerate the Tax Closure Date applicable to any Manager by giving written notice of such acceleration to such Manager, whereupon such Manager's Tax Closure Date shall be the earlier of such accelerated Tax Closure Date or the Tax Closure Date as otherwise determined under this subsection (d).

         (e) Within 30 days after the applicable Tax Closure Date, the Buyer will, or will cause the Company or its Subsidiaries to, pay to each Manager (subject to the limitation set forth below) the sum of the following (the "Special Bonus"):

                  (1)      Such Manager's Capital Gain Differential;

                  (2) An amount equal to the federal, state and local income taxes that would be payable by such Manager with respect to such Manager's receipt of his or her Capital Gain Differential and of the amounts payable under this clause (2), assuming that the applicable tax rate is such Manager's effective marginal tax rate on ordinary income for the year in which the Special Bonus is paid to such Manager and assuming the Manager's taxable income for such year is the same as for the previous year plus the Special Bonus (the "Gross-Up Amount") (each Manager to provide to the Buyer's independent accountants for the Buyer's approval such data as the Buyer may reasonably request in order to determine such assumed effective marginal tax rate, such approval not to be unreasonably withheld or delayed); and

                  (3) An amount equal to such Manager's pro rata share of the net investment income held by the Special Bonus Trust (hereinafter defined) at the time of such payment, such pro rata share to be determined based upon the relative portion of the corpus of the Special Bonus Trust being distributed to such Manager (the "Trust Income Amount");

provided, that in no event shall the amount required to be paid to a Manager pursuant to this subsection (e), when added to all payroll taxes imposed on the Buyer, the Company or any Subsidiary by reason of such payment of the Special Bonus, exceed (x) such Manager's Allocable Tax Benefit less (y) any taxes, penalties and interest that have been paid by the Buyer, the Company or any Subsidiaries by reason of the failure of such Manager to pay any taxes imposed on such Manager on account of such Manager's receipt of any Net Transaction Consideration or the failure of the Company or any Subsidiary to make any withholding thereof other than the withholding to be made in accordance with subsection (a) above. Any payment pursuant to this subsection (e) shall be subject to such withholding as is required by applicable law. To the extent of the funds held for the account of a Manager under the Special Bonus Trust, any payment pursuant to this subsection (e) shall be made from such Special Bonus Trust, but the Buyer's payment obligation is not limited to the assets of such Special Bonus Trust.

         (f) By his execution hereof, Louis R. Morris agrees that he will indemnify and save harmless the Buyer, the Company and the Subsidiaries from and against any and all costs and expenses (including taxes, interest and penalties) reasonably incurred by them by reason of their not withholding from the Net Transaction Consideration allocable to him any amount for possible excise tax under Section 4999 of the Code.

         (g) To provide a mechanism for the funding of the Special Bonus, the Buyer shall use its commercially reasonable efforts to establish at the Closing and thereafter maintain a trust (the "Special Bonus Trust") pursuant to a Trust Agreement in substantially the form of Exhibit

5.12(g) hereto (the "Special Bonus Trust Agreement") with a trustee selected by the Buyer and reasonably approved by Louis R. Morris. At the Closing, the Special Bonus Trust shall be funded with $10.00. Thereafter, as the Buyer realizes (on an incremental basis after taking into account all other tax benefits the Buyer would otherwise realize, and in the form of a cash refund actually received, a tax credit against taxes then due, or the reduction of taxes then due) the Allocable Compensation Portion Tax Benefit with respect to such Manager, the Buyer shall deposit the amount thereof in the Special Bonus Trust for the account of such Manager until such time as the amount so deposited is equal to the estimated amount of such Manager's Special Bonus (based upon such Manager's anticipated effective marginal 1998 income tax rates, using assumptions presented to the Buyer's independent accountants by such Manager and reasonably approved by the Buyer). Amounts deposited in the Special Bonus Trust shall be held, invested and reinvested, and disbursed in accordance with the terms of the Special Bonus Trust Agreement, and upon disbursement of all of the Special Bonus to which all of the Managers are entitled, the Special Bonus Trust shall terminate and all remaining funds therein shall be distributed to the Buyer. The fees and expenses of the trustee of the Special Bonus Trust shall be paid 50% by the Buyer and 50% by the Managers (pro rata in accordance with their interests in the corpus of the Special Bonus Trust), and the Managers' shares of such fees and expenses may be paid from the funds held for them in the Special Bonus Trust (which shall be credited against the Special Bonus). Such fees and expenses shall not be deemed to be Seller Expenses hereunder.

         (h) Attached hereto as Exhibit 5.12(h) is an example showing the calculation of the Special Bonus based upon the assumptions indicated on such example.

         (i) In the event that a Manager believes that the Buyer has failed to pay when due, or cause to be paid when due, to such Manager all of the Special Bonus to which such Manager is entitled pursuant to this Section
5.12 in accordance with the terms hereof and such Manager commences or becomes a party to an arbitration proceeding under this Agreement to enforce such Manager's claim to such Special Bonus, and the arbitrators determine that the Buyer unreasonably or in bad faith failed to make such payment in whole or in part, then the arbitrators may also award to such Manager an amount equal to the reasonable costs and expenses (including reasonable attorneys' fees) incurred by such Manager in enforcing such claim, or award such portion thereof as the arbitrators determine to be just and equitable.

         (j) The personal representative(s) and beneficiaries of the estate of a deceased Manager shall succeed to the rights of such Manager under this Section 5.12.

                                   ARTICLE VI

                     CONDITIONS TO THE BUYER'S OBLIGATIONS


         The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver) at or prior to the Closing of all of the following conditions:

         6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS AND THE COMPANY.

                  (a) The Sellers and the Company shall have performed and complied in all material respects with their respective agreements and covenants contained herein on, prior to or as of the date of the Closing, as applicable.

                  (b) The representations and warranties of the Company and the Sellers contained herein (as they may be amended pursuant to Section
5.8 hereof, if applicable) shall be true and correct in all material respects at and as of the date of the Closing as though made at the date of the Closing, except for representations and warranties that speak as of a specific date or time other than the date of the Closing, which shall be true as of such date or time. This condition shall be deemed satisfied unless the failure of the representations and warranties to be true in the aggregate shall be material to the transactions contemplated by this Agreement.

                  (c) The representations and warranties of the Company and the Sellers set forth in this Agreement shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (d) The Buyer shall have received a certificate of the Company, dated as of the date of the Closing, certifying as to the fulfillment of the conditions set forth in this Section 6.1.

         6.2. NO PROHIBITION. No order, judgement, ruling, charge, decree or injunction of any Government Entity shall be in effect which prohibits the consummation of the transactions contemplated hereby or imposes material conditions thereon.

         6.3. THIRD PARTY CONSENTS. The Sellers, the Company and the Subsidiaries (as applicable) shall have received all consents, authorizations and approvals from non-governmental third parties, in form reasonably acceptable to the Buyer, which are necessary in order to enable (i) the parties to consummate the transactions contemplated hereby and to (ii) enable the Company and the Subsidiaries to conduct their businesses after the Closing in all material respects on the same basis as conducted prior to the date hereof (the "Required Consents"). The Required Consents are listed on Section 6.3 of the Disclosure Schedule.

         6.4. GOVERNMENTAL CONSENTS. All consents, approvals, authorizations, exemptions and waivers from Governmental Entities that shall be required in order to (i) enable the parties to consummate the transactions contemplated hereby and (ii) enable the Company and the Subsidiaries to conduct their businesses after the Closing in all material respects on the same basis as conducted prior to the date hereof (the "Required Government Consents") shall have been obtained. The Required Government Consents are listed on Section 6.4 of the Disclosure Schedule.

         6.5. CLOSING DELIVERIES. The deliveries required to be made by the Sellers and the Company at the Closing pursuant to Section 2.5(a) and (b) shall have been made.

         6.6. FINANCING. The financing provided for in the Bank Commitment shall have been closed and the funding contemplated thereby shall have been obtained by the Buyer, provided that the Buyer shall have used its commercial best efforts to close such financing and obtain such funding.

         6.7. INDEBTEDNESS. After giving effect to the remittance of the Net Transaction Consideration to the Sellers' Representative and the Escrow Agent, there shall be no Indebtedness of the Company or the Subsidiaries outstanding at the Closing other than the Indebtedness described in Section 6.7 of the Disclosure Schedule, and the Other Securities and Claims shall have been redeemed, cancelled and discharged, as applicable.

         6.8. CHANGE OF NOMINEE If requested by Buyer, the Company shall have caused to be transferred to persons reasonably designated by the Buyer the shares of capital stock of the Subsidiaries that are not owned of record by the Company or another Subsidiary.

         6.9. EXEMPTION FROM "PARACHUTE PAYMENT" TREATMENT. Prior to the Closing, the Company and the Subsidiaries shall have taken appropriate action to secure the exemption under Section 280G(b)(5) of the Code for any payments made in connection with the transactions contemplated hereby that would, but for such exemption, constitute "parachute payments" as defined in Section 280G(b)(2) of the Code, and shall have provided the Buyer with evidence thereof reasonably satisfactory to the Buyer.

                                  ARTICLE VII

            CONDITIONS TO THE COMPANY'S AND THE SELLERS' OBLIGATIONS


         The obligations of the Company and the Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver) at or prior to the Closing of all of the following conditions:

         7.1.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER
 .

                  (a) The Buyer shall have performed and complied in all material respects with its agreements and covenants contained herein on, prior to or as of the date of the Closing, as applicable.

                  (b) The representations and warranties of the Buyer contained herein shall be true and correct in all material respects at and as of the date of the Closing as though made at the date of the Closing, except for representations and warranties that speak as of a specific date or time other than the date of the Closing, which shall be true as of such date or time.

                  (c) The Company and the Sellers shall have received a certificate of the Buyer, dated as of the Closing and signed by the Chairman of the Buyer, certifying as to the fulfillment of the conditions set forth in this
Section 7. 1.

         7.2. NO PROHIBITION. No order, judgement, ruling, charge, decree or injunction of any Governmental Entity shall be in effect which prohibits the consummation of the transactions contemplated hereby.

         7.3. GOVERNMENTAL CONSENTS. All consents, approvals, authorizations, exemptions and waivers from Governmental Entities that shall be required in order to enable the Company and the Sellers to consummate the transactions contemplated hereby (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal) shall have been obtained. Such required consents, approvals, authorizations, exemptions and waivers from Governmental Entities are listed on Section 7.3 of the Disclosure Schedule.

         7.4. CLOSING DELIVERIES. The deliveries required to be made by the Buyer at the Closing pursuant to Section 2.5(b) shall have been made.

         7.5. SPECIAL BONUS TRUST. The Special Bonus Trust shall have been established in accordance with Section 5.12 hereof.

                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING


         8.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the mutual written consent of the Sellers' Representative and the Buyer;

                  (b) By either the Sellers' Representative or the Buyer in writing, without liability to the terminating party on account of such termination (except as otherwise provided in Section 8.2), if the Closing shall not have occurred on or before June 26, 1998; or

                  (c) By either the Sellers' Representative or the Buyer if the conditions to such party's obligations shall have become impossible to satisfy on or before June 26, 1998 (after giving effect to any potential actions the non-terminating party may propose to take to cure such failure of condition after reasonable notice from the party proposing to terminate this Agreement), provided that no party shall be entitled to terminate this Agreement pursuant to this clause (c) if the reason for such impossibility is due to a breach by the party proposing to terminate this Agreement.

         8.2. EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Article 8 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 5.9, 10.4 and 10.7 hereof and the Confidentiality Agreement; provided, however, that nothing in this Section 8.2 shall relieve or limit the liability hereunder of any party (the "Defaulting Party") to the other party or parties on account of a willful breach of a representation, warranty or covenant contained herein by the Defaulting Party. In the case of such a willful breach, in addition to any damages for which the Defaulting Party may be liable, the Defaulting Party shall reimburse the other party or parties for any expenses incurred by such party or parties in order to enforce its or their rights under this Agreement (including reasonable attorney's fees and expenses).

                                   ARTICLE IX

                      LIABILITIES OF SELLERS AFTER CLOSING

         9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall not survive the Closing. The representations and warranties of the Sellers made in this Agreement shall survive the Closing only to the extent of the indemnity liabilities of the Sellers with respect thereto as provided in this Article IX, except in the case of any actual fraud on the part of a Seller.

         9.2 SEVERAL REPRESENTATIONS OF SELLERS. Each of the Sellers hereby severally, but not jointly, represents and warrants, but only with respect to such Seller and the Shares and Other Securities and Claims of such Seller, to the Buyer that:

                  (a) Such Seller is the record and beneficial owner of the Shares set forth by such Seller's name on Schedule I hereto and the Other Securities and Claims set forth by such Seller's name on Schedule II hereto, with full power and authority to transfer such Shares to the Buyer hereunder and to effect the redemption, cancellation and discharge, as applicable, of the Other Securities and Claims, and at the Closing, upon remittance of the Net Transaction Consideration to the Sellers' Representative and the Escrow Agent in accordance with Section 2.3, the Buyer will acquire good title to such Shares, free and clear of all Liens other than transfer restrictions imposed on the Buyer under applicable federal and state securities laws and other than any Liens created by the Buyer, and such Other Securities and Claims will be redeemed, cancelled and discharged, as applicable, and will no longer exist.

                  (b) Except for Shares, which will be purchased by the Buyer hereunder, and the Other Securities and Claims, which will be redeemed, cancelled and discharged, as applicable, upon remittance of the Net Transaction Consideration to the Sellers' Representative at the Closing, and, in the case of PNC, the Letter of Credit Obligations, such Seller has no claims of any nature, whether by contract, in tort, or otherwise, against the Company or any of the Subsidiaries or any of their respective assets except, in the case of a Seller who is an officer or employee of the Company or any of the Subsidiaries, claims for accrued salary, benefits, accrued pension benefits and employee compensation and reimbursement of reasonable and necessary business expenses, in each case arising and payable in the ordinary course of such Seller's employment and not then materially overdue. PNC agrees that, upon surrender for cancellation of the related letters of credit, the Letter of Credit Obligations shall be discharged and all Liens securing the Letter of Credit Obligations shall be terminated and released.

                  (c) To the Knowledge of such Seller, there are no circumstances or events existing or arising that have a reasonable likelihood of forming the basis for any claim by such Seller against the Company or any Subsidiary for indemnification under applicable law or the charter or bylaws (or comparable governing instruments) of the Company or any Subsidiary or otherwise.

                  (d) By such Seller's execution hereof, such Seller has appointed the Sellers' Representative as such and as the agent and attorney-in-fact for such Seller, to take such actions on behalf of the Seller as are set forth in Section 2.3, and to otherwise act on behalf of such Seller as such Seller's agent and attorney-in-fact with respect to all matters relating to this Agreement and the transactions contemplated hereby until such time as the Closing shall have been completed , the Escrowed Expense Fund shall have been disbursed, and such Seller shall have received from said Sellers' Representative the portion of the Net Transaction Consideration to which such Seller is entitled; and the Buyer may conclusively rely upon this appointment until such time as the Closing shall have been completed and all of the Escrowed Expense Fund shall have been disbursed, or this Agreement has been terminated prior to the Closing. Upon the remittance of the Net Transaction Consideration to the Sellers' Representative and the Escrow Agent in accordance with Section 2.3, such Net Transaction Consideration shall, as between the Buyer and the Company and its Subsidiaries, on the one hand, and such Seller, on the other hand, be deemed to have been paid to such Seller as the "Final Distribution" to such Seller under the Transaction Agreement of all "Transaction Consideration" thereunder to which such Seller is entitled. As between the Seller, on the one hand, and the Sellers' Representative, on the other hand, and as among the Sellers, such Seller hereby confirms that the portion of the Net Transaction Consideration that such Seller is entitled to receive under the Transaction Agreement is as set forth on Schedule III hereto.

                  (e) Such Seller's delivery of such Seller's certificates for such Seller's Shares at the Closing, or such Seller's surrender for redemption, cancellation or discharge of any of such Seller's Other Securities and Claims or the documents or instruments evidencing such Other Securities and Claims or the redemption, cancellation or discharge thereof, shall constitute such Seller's confirmation, at and as of the time of the Closing, that such Seller's representations and warranties in this Section 9.2 are true and correct and are deemed made at and as of the time of the Closing as though expressly made at such time.

                  (f) Such Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller (if such Seller is not an individual) of the transactions contemplated hereby have been duly authorized by all necessary corporate or other organizational action on the part of such Seller, including due and valid authorization by the board of directors or other governing authority of such Seller (as applicable) and, if necessary, the shareholders or other owners of such Seller, and no other corporate or organizational proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors rights generally, and (ii) is subject to general principles of equity. Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution, delivery and performance by such Seller of this Agreement nor the consummation by such Seller of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (x) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller or any of such Seller's properties or assets, (y) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, license, contract or agreement to which such Seller is a party or by which such Seller or any of the assets of such Seller is bound, or result in the imposition of any Lien (other than Permitted Liens) upon any of the assets of such Seller; or (z) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of such Seller (if such Seller is not an individual), except, in the case of clauses (x) or (y), for violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or failures to give notice or Liens which in the aggregate would not be reasonably likely to have a Company Material Adverse Effect and would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                  (g) Except as set forth on Section 9.2(g) of the Disclosure Schedule, there is no claim, action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Entity, arbitrator or other person or body authorized by law or contract to adjudicate disputes ("Litigation") pending or, to such Seller's Knowledge, threatened, involving any of the Sellers in which, individually or in the aggregate, there is a reasonable likelihood of an adverse outcome that would have a Company Material Adverse Effect or that would impair the ability of such Seller to perform their obligations hereunder, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

                  (h) Except as set forth in Section 9.2(h) of the Disclosure Schedule, no consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity is required on the part of such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or the taking of any other action contemplated hereby.

         9.3. SEVERAL INDEMNITY BY EACH SELLER. Each of the Sellers hereby severally but not jointly agrees that such Seller will indemnify and save harmless the Buyer and its Affiliates from and against any and all loss, liability, cost or expense (including reasonable attorneys fees) incurred by the Buyer or its Affiliates arising out of the falsity of any of the several representations and warranties of such Seller set forth in Section 9.2, as of the date hereof or as of the time of the Closing; provided, that the liability of such Seller for indemnity under this Section 9.3 shall be limited to the portion of the Net Transaction Consideration that such Seller is entitled to receive under the Transaction Agreement as set forth on Schedule III hereto.

         9.4. PRO RATA INDEMNITY FOR RETAINED EXPENSES BY ALL SELLERS. The Sellers, severally but not jointly, hereby agree that they will indemnify and save harmless the Buyer and its Affiliates from and against any and all Retained Seller Expenses that are not either (a) withheld from and credited against the Transaction Consideration in determining the Net Transaction Consideration at the Closing, or (b) disbursed to the Buyer from the Escrowed Expense Fund or covered by sufficient funds held in the Escrowed Expense Fund and not yet disbursed; provided, that (i) the liability of all Sellers for indemnity under this Section 9.4 that is not paid from the Escrowed Expense Fund shall be limited to the aggregate Net Transaction Consideration, and (ii) the liability of each Seller for indemnity under this Section 9.4 shall be limited to such Seller's pro rata share of the liability of all Sellers for such indemnity, based upon the percentages set forth on Schedule IV hereto.

         9.5. TERMINATION OF STOCKHOLDERS' AGREEMENT. Effective upon the Closing and the remittance to the Shareholder's Representative and the Escrow Agent of the Net Transaction Consideration in accordance with Section 2.3, the Sellers hereby agree that the Stockholders' Agreement, and all rights and obligations of the parties thereto under the Stockholders' Agreement, shall be terminated.

                                   ARTICLE X

                                 MISCELLANEOUS


         10.1. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and all Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed in the Disclosure Schedule pursuant to any section of this Agreement shall be deemed to be disclosed with respect to all sections of this Agreement.

         10.2. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties and any such attempted assignments shall be null and void, except that the Buyer may assign its rights under this Agreement (i) to any of its Affiliates, (ii) to any person succeeding after the Closing to the business and assets of the Company and the Subsidiaries, and (iii) as collateral security for any Indebtedness; but no such assignment shall release the Buyer from any liability hereunder.

         10.3. MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         10.4. EXPENSES. The Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of its attorneys, accountants and financial and other advisors. The Sellers shall bear all of their expenses and all of the expenses of the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of their respective attorneys, accountants and financial and other advisors (the expenses of the Sellers, the Company and the Subsidiaries to be borne by the Sellers being referred to herein collectively as the "Seller Expenses"), and shall reimburse the Company for or otherwise credit against the Transaction Consideration any such Seller Expenses paid or incurred by the Company or the Subsidiaries. The costs of any environmental or other audits or examinations of the Company's or the Subsidiaries properties reasonably requested by the Buyer in connection with its due diligence investigations shall be treated as Seller Expenses. Section 10.4 of the Disclosure Schedule sets forth all of the Seller Expenses paid or incurred through the date hereof and the Seller Expenses currently expected to be incurred after the date hereof, including the name of each person to whom such Seller Expenses have been, or are currently expected to be, paid or incurred and identifying any such Seller Expenses that are, or are expected to be, Retained Seller Expenses. At least five days prior to the Closing, the Company and the Sellers' Representative shall provide the Buyer with a draft of the Certificate of Seller Expenses in the form proposed to be delivered at the Closing and containing all information required to be stated therein as is then known to the Company and the Sellers' Representative. At least one day prior to the Closing, the final Certificate of Seller Expenses shall be delivered to the Buyer, signed by the President of the Company and the Sellers' Representative.

         10.5. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid, if to the Company to:

                  Simplicity Capital Corporation
                  2 Park Avenue, 12th Floor
                  New York, NY 10016
                  Attention:        Frank J. Rizzo
                  Telecopy:         212-372-0628

         with a copy to:

                  Kirkland & Ellis
                  655 15th Street, N.W., Suite 1200
                  Washington, D.C.  20005-5793
                  Attention:        Jack M. Feder, Esq.
                  Telecopy:         202-879-5200
         if to the Buyer, to:

                  Conso Products Company
                  513 North Duncan Bypass
                  Union, SC 29379
                  Attention:  J. Cary Findlay
                  Telecopy:  864/427-8820

         with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  NationsBank Corporate Center, Suite 4200
                  100 North Tryon Street
                  Charlotte, NC 28202-4006
                  Attention:  J. Norfleet Pruden, III
                  Telecopy:  704/331-7598

         if to the Sellers' Representative, to:

                  J. Douglas Smith
                  c/o Harding Service, L.L.C.
                  330 South Street
                  Morristown, NJ 07960
                  Telecopy:  973/540-1693

         and if to a Seller, to such Seller's address as set forth beneath such Seller's signature to this Agreement.

Any such party may change the address to which notices to it are to be directed by giving notice of such change to the other parties.

         10.6. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (exclusive of the conflicts of laws principles thereof).

         10.7. ARBITRATION. Any controversy, claim or dispute between the parties arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in Charlotte, North Carolina, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a panel of three (3) impartial arbitrators selected in accordance with such Rules; provided, that if none of the Buyer, the Company or any Subsidiary of the Company is party to such arbitration, such arbitration shall be conducted in New York, New York. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration may be assessed against any or all of the parties to the arbitration as part of the award, as the arbitrators deem just and reasonable.

         10.8. PUBLIC ANNOUNCEMENTS. Prior to the Closing, none of the parties shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other parties except as such party in good faith believes may be required by applicable law or the rules of the Nasdaq Stock Market or pursuant to any Contract (in which case the disclosing party will use its reasonable best efforts to consult with the other party in advance as to the contents and timing thereof). It is understood and agreed that, promptly after the execution and delivery hereof, the Buyer will issue a press release disclosing this Agreement and the transactions contemplated hereby, and may file a report on Form 8-K with the U.S. Securities and Exchange Commission containing such disclosures and including as an exhibit a copy of this Agreement.

         10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.


                                *     *     *

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.



                                    CONSO PRODUCTS COMPANY


                                    By:  /s/ J. Cary Findlay
                                       -------------------------------------
                                       J. Cary Findlay
                                       Chairman


                                    SIMPLICITY CAPITAL CORPORATION


                                    By:      /s/ Louis R. Morris
                                       -------------------------------------
                                       Louis R. Morris
                                       President



                                    By: /s/ J. Douglas Smith
                                       -------------------------------------
                                       J. Douglas Smith,
                                             as Sellers' Representative



                                    By: /s/ Louis R. Morris
                                       -------------------------------------
                                       Louis R. Morris, as Escrow Agent


          [SIGNATURES OF THE SELLERS CONTINUED ON THE FOLLOWING PAGES]

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:  Frank E. Walsh, Jr.
                                            ----------------------------

                             Signature:  /s/ Frank E. Walsh, Jr.
                                       ---------------------------------

                             Capacity (if applicable):


                             Notice Address:  330 South Street, P.O. Box 1975

                                              Morristown, NJ 07962-1975

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:  Frank E. Richardson
                                            -----------------------------------

                             Signature:    /s/ Frank E. Richardson
                                       ----------------------------------------
                             Capacity (if applicable):


                             Notice Address:    245 Park Avenue, 41st Floor

                                                New York, NY 10167

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    William E. Simon
                                            -----------------------------------

                             Signature:    /s/ J. Peter Simon
                                       ----------------------------------------

                             Capacity (if applicable):    Attorney in Fact


                             Notice Address:    310 South Street

                                                Morristown, NJ 07962

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    John D. Howard
                                            -----------------------------------


                             Signature:    /s/ John D. Howard
                                       ----------------------------------------

                             Capacity (if applicable):


                             Notice Address:    80 Irving Place

                                                New York, NY 10003

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Hugh J. Byrnes
                                            -----------------------------------


                             Signature:    /s/ Hugh J. Byrnes
                                       ----------------------------------------

                             Capacity (if applicable):


                             Notice Address:  330 South Street, P.O. Box 1975

                                              Morristown, NJ 07962-1975

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Manfred L. Steyn
                                            -----------------------------------


                             Signature:    /s/ Manfred L. Steyn
                                       ----------------------------------------

                             Capacity (if applicable):


                             Notice Address:    330 South Street

                                                Morristown, NJ 07960

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:   Vanderlip Children's 1988 Trust
                                            -----------------------------------


                             Signature:    /s/ Henrik N. Vanderlip
                                       ----------------------------------------


                             Capacity (if applicable):    Trustee


                             Notice Address:  c/o Viking Capital Partners, Inc.

                                              133 River Road

                                              Cos Cob, CT 06807

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Keith A. Hightower
                                            -----------------------------------


                             Signature:    /s/ Keith A. Hightower
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    330 South Street

                                                Morristown, NJ 07960

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Kurt T. Borowsky
                                            -----------------------------------


                             Signature:    /s/ Kurt T. Borowsky
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    330 South Street, P.O. Box 1975

                                                Morristown, NJ 07962

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Richard S. Linhart
                                            -----------------------------------


                             Signature:    /s/ Richard S. Linhart
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    Opus Capital Partners

                                                1776 Broadway, 18th Floor

                                                New York, NY 10019

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Thomas E. Giarratana
                                            -----------------------------------


                             Signature:    /s/ Thomas E. Giarratana
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    330 South Street

                                                Morristown, NJ 07960

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Julius Koppelman
                                            -----------------------------------


                             Signature:    /s/ Julius Koppelman
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    59 Stetson Way

                                                Princeton, NJ 08540

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    J. Douglas Smith
                                            -----------------------------------


                             Signature:    /s/ J. Douglas Smith
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    330 South Street, P.O. Box 1975

                                                Morristown, NJ 07962-1975

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Gary L. Moore
                                            -----------------------------------


                             Signature:    /s/ Gary L. Moore
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    Gary L. Moore

                                                425 Bellevue Avenue

                                                Newport, RI 02840

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Robert O. Meyer
                                            -----------------------------------


                             Signature:    /s/ Robert O. Meyer
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    330 South Street

                                                Morristown, NJ 07960

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:  CONTINENTAL ASSURANCE COMPANY
                                              on behalf of its separate account
                                              CONTINENTAL ASSURANCE COMPANY
                                              Guaranteed Investment Fund


                             Signature:    /s/ Richard W. Dubberke
                                       ----------------------------------------


                             Capacity (if applicable):    Vice President


                             Notice Address:    CNA

                                                CNA Plaza, 23 - S

                                                Chicago, IL 60685

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Judith Raymond Hadjandreas
                                            -----------------------------------


                             Signature:    /s/ Judith Raymond Hadjandreas
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    283D South Broadway

                                                Tarrytown, NY 10591

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Louis R. Morris
                                            -----------------------------------


                             Signature:    /s/ Louis R. Morris
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    19 Talcott Road

                                                Rye Brook, NY 10573

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Frank J. Rizzo
                                            -----------------------------------


                             Signature:    /s/ Frank J. Rizzo
                                       ----------------------------------------

                             Capacity (if applicable):


                             Notice Address:    74 Wintercress Lane

                                                East Northport, NY 11731

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Louis S. Oltman
                                            -----------------------------------


                             Signature:    /s/ Louis S. Oltman
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    51 Vernasa Drive

                                                Langhorne, PA 19053

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Gordon B. Robinson
                                            -----------------------------------


                             Signature:    /s/ Gordon B. Robinson
                                       ----------------------------------------


                             Capacity (if applicable):    VP International


                             Notice Address:  9 Miller Place

                                              Greenmount Park

                                              Falkirk

                                              Stirlingshire FK28QB Scotland UK

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Grace Brothers, Ltd.
                                       ----------------------------------------


                             Signature:    /s/ Bradford T. Whitmore
                                       ----------------------------------------


                             Capacity (if applicable):    General Partner


                             Notice Address:    1560 Sherman Avenue,

                                                Ste 900

                                                Evanston, IL 60201

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Abbie Small
                                            -----------------------------------


                             Signature:    /s/ Abbie Small
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:    22 Green Meadow Blvd.

                                                Middletown, NJ 07748

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Paul J. Isaac
                                            -----------------------------------


                             Signature:    /s/ Paul J. Isaac
                                       ----------------------------------------


                             Capacity (if applicable):


                             Notice Address:  7 Douglas Lane

                                              Larchmont, NY 10538

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Hare & Co.
                                            -----------------------------------


                             Signature:    /s/ Vincent Nardon
                                       ----------------------------------------

                             Capacity (if applicable):  Assistant Vice President


                             Notice Address:

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    USF&G Company
                                            -----------------------------------


                             Signature:    /s/ Edward B. Meigs
                                       ----------------------------------------


                             Capacity (if applicable):    Vice President


                             Notice Address:    6225 Smith Avenue

                                                Baltimore, MD 21209

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Pacholder Associates, Inc.
                                            -----------------------------------


                             Signature:    /s/ James P. Shanahan, Jr.
                                       ----------------------------------------


                             Capacity (if applicable):  Executive Vice President


                             Notice Address:    Pacholder Associates, Inc.

                                                8044 Montgomery Road, Suite 382

                                                Cincinnati, Ohio 4523

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    AIL & CO.
                                            -----------------------------------


                             Signature:    /s/ Jerry K. Anderson
                                       ----------------------------------------


                             Capacity (if applicable):    Partner


                             Notice Address:    %AmerUs Life

                                                 699 Walnut, 17th Floor

                                                 Des Moines, IA 50309

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                               Name of Seller:   American Investors Life Ins Co
                                              ---------------------------------


                               Signature:  /s/ Tim Reimer
                                         --------------------------------------


                               Capacity (if applicable):  Senior Vice President


                               Notice Address:    % AmerUs Life

                                                  699 Walnut, 17th Floor

                                                  Des Moines, IA 50309

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                               Name of Seller:    Hare & Co.
                                              ---------------------------------


                               Signature:    /s/ Hare & Co. (NY)
                                         --------------------------------------


                               Capacity (if applicable):


                               Notice Address: Fifth Third Bank

                                               38 Fountain Sq. Plaza, MD 109062

                                               Cincinnati, OH 45263

                  Send Additional Notice To:    Pacholder Assoc
                                                Attention: Mark Premger
                                                8044 Montgomery Road, Ste 382
                                                Cincinnati, OH 45236

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                            Name of Seller: Pacholder Heron Limited Partnership
                                           ------------------------------------


                            Signature:    /s/ James P. Shanahan
                                      -----------------------------------------


             Capacity (if applicable):    Manager of OP General Partners, LLC
                                          General Partner


                            Notice Address:    c/o Pacholder Associates, Inc.

                                               8044 Montgomery Road, Suite 382

                                               Cincinnati, OH 45236

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Van Beuren Management Trust
                                            -----------------------------------


                             Signature:    /s/ Kurt T. Borowsky
                                       ----------------------------------------


                             Capacity (if applicable):    Trustee



                              Notice Address:  330 South Street, P.O. Box 1975

                                               Morristown, NJ 07962

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                              Name of Seller: E. Burke Ross, Jr. Family Trust I
                                             ----------------------------------


                              Signature:    /s/ Linda D'Addario
                                       ----------------------------------------


                              Capacity (if applicable):    Trustee


                              Notice Address:    P.O. Box 1975

                                                 330 South Street

                                                 Morristown, NJ 07692-1975

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                           Name of Seller:  Frank J. Rizzo, as Trustee under the
                                          -------------------------------------
                                            Trust Agreement dated 9/7/90
                                          -------------------------------------


                           Signature:    /s/ Frank J. Rizzo
                                     ------------------------------------------


                           Capacity (if applicable):    Trustee


                           Notice Address:    2 Park Avenue - 12th Floor

                                              New York, NY 10016

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Franca M. Ferracane


                             Signature:    /s/ Franca M. Ferracane
                                           -----------------------
                             Capacity (if applicable):


                             Notice Address:    330 South Street

                                                 Morristown, NJ 07960

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                            Name of Seller:    PNC Bank, National Association,
                                           ------------------------------------
                                               successor by merger to
                                           ------------------------------------
                                               Midlantic National Bank
                                           ------------------------------------


                            Signature:    /s/ Robert Anchundia
                                      -----------------------------------------


                            Capacity (if applicable):  Assistant Vice President


                            Notice Address:    PNC Bank, National Association
                                               c/o PNC Business Credit

                                               Two Tower Center, 8th Floor

                                               East Brunswick, NJ 08816

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                             Name of Seller:    Mellon Bank, N.A.
                                            -----------------------------------


                             Signature:    /s/ Gary A. Best
                                       ----------------------------------------


                             Capacity (if applicable):    Vice President


                             Notice Address:    Mellon Bank

                                                1735 Market Street - 7th Floor

                                                Philadelphia, PA 19103

[Seller Signature Page to Stock Purchase Agreement among Conso Products Company, as the "Buyer," Simplicity Capital Corporation, as the "Company," and the Shareholders of Simplicity Capital Corporation, as the "Sellers"]


                           Name of Seller:    Bear, Stearns & Co., Inc.
                                       ----------------------------------------


                           Signature:    /s/ Donald R. Mullen, Jr.
                                       ----------------------------------------


                           Capacity (if applicable):   Bear Stearns & Co., Inc.
                                                       Senior Managing Director

                           Notice Address:

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

         NOTE: The Schedules and Exhibits to this Exhibit 2 listed in the Table of Contents hereof are omitted from the filing of this report on Form 8-K pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.